                                   EXHIBIT 2

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------

                           BREAKAWAY SOLUTIONS, INC.


                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                             EXHIBITS AND SCHEDULES
                             ----------------------



Exhibit A - Certificate of Designation
Exhibit B - Form of Warrant
Exhibit C - Schedule of Purchasers
Exhibit D - Investor Rights Agreement
Exhibit E - Investor Voting Agreement
Exhibit F - Executive and Director Voting Agreement
Exhibit G - Key Holder Voting Agreement
Exhibit H - Material Contracts
Exhibit I - Schedule of Leases
Exhibit J - Form of Non-Solicitation and Proprietary Information and Inventions
            Agreements
Exhibit K - Form of Non-Competition Agreement
Exhibit L - Form of Key Employee Certificate
Exhibit M - Form of Lock-Up Agreement
Exhibit N - Form of Compliance Certificate
Exhibit O - Form of Opinion of Counsel
Exhibit P - Form of Letter Agreement

Schedule 5.23 - Absence of Change

     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of February 16, 2001, among BREAKAWAY SOLUTIONS, INC., a Delaware corporation (the "Company"), SCP PRIVATE EQUITY PARTNERS II, L.P., a Delaware limited partnership ("SCP"), and ICG HOLDINGS, INC., a Delaware corporation ("ICG"). (SCP and ICG are sometimes individually referred to as a "Purchaser" and collectively as the "Purchasers.").


                                    RECITALS


     WHEREAS, the Company proposes to issue and sell to the Purchasers, and the Purchasers propose to purchase from the Company an aggregate of 357,143 shares (the "Initial Preferred Stock") of the Company's Series A Preferred Stock, $0.0001 par value ("Series A Preferred Stock"), initially convertible into 35,714,300 shares of its Common Stock, $0.000125 par value ("Common Stock"), at an aggregate purchase price of $25,000,080 ($70.00 per share of Series A Preferred Stock);


     WHEREAS, SCP proposes to commit to purchase an additional 71,429 shares of Series A Preferred Stock (the "Option Preferred Stock") at the aggregate purchase price of $5,000,030 ($70.00 per share of Series A Preferred Stock) on the terms and conditions hereinafter set forth; and


     WHEREAS, the Company proposes to issue and sell to the Purchasers warrants (the "Warrants") to purchase up to 42,857,149 shares of Common Stock at an exercise price of $0.70 per share;


     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:


1.   Authorization and Sale of Securities.
     ------------------------------------

     1.1  Authorization.  On or prior to the Closing (as defined in Section 2
          -------------
below), the Company shall have authorized (a) the sale and issuance to the Purchasers of the Initial Preferred Stock; (b) the sale and issuance of the Option Preferred Stock, (c) the sale and issuance of the Warrants; (d) the issuance of up to 171,428 shares of Series A Preferred Stock as cumulative dividends to the Purchasers (the "Dividend Stock"); (e) the issuance of the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Stock"); and (f) the issuance of the shares of Common Stock issuable upon conversion of the Initial Preferred Stock, the Option Preferred Stock, and the Dividend Stock (collectively, the "Conversion Stock"). The Series A Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation (the "Certificate") in the form attached to this Agreement as Exhibit A. The Warrants shall be substantially in the form attached hereto as Exhibit B.

     1.2  Sale and Issuance of Securities.  Subject to the terms and conditions
          -------------------------------
hereof, the Company will issue and sell to each Purchaser severally, and each Purchaser will purchase from the Company severally, the number of shares of Initial Preferred Stock and the number of Warrants set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto as

Exhibit C at the respective purchase price specified on the Schedule of Purchasers. Such purchase price shall be paid to the Company by the Purchasers in the following manner:

          (a) At the Closing the outstanding principal amount, plus accrued interest, under the Loan and Security Agreement, dated as of February 16, 2001, between the Company and SCP (the "SCP Loan and Security Agreement"), and the Loan and Security Agreement, dated as of January 19, 2001, as amended as of February 16, 2001, between the Company and ICG (the "ICG Loan and Security Agreement") shall be deemed paid by the Company and applied to the purchase price. (The SCP Loan and Security Agreement and the ICG Loan and Security Agreement are sometimes collectively referred to as "the Loan and Security Agreements" and individually as a "Loan and Security Agreement.")

          (b) The balance of the purchase price shall be paid in installments, upon submission to the Purchasers, on or before the expiration of four months after the Closing Date, of a written request therefore from the Company (each, a "Request") which certifies the Company's then current compliance with the Budget and Financial Management Plan previously prepared by the Company and approved by the Purchasers (the "Plan") and the Company's need for an installment of the purchase price in the amount projected for payment at such time under the Plan. Each Request must be received by the Purchasers not less than two business days prior to the desired date of payment and must be accompanied by financial information from the Company confirming to the reasonable satisfaction of the Purchasers the accuracy of the certifications contained in the Request. All payments of purchase price pursuant to a Request shall be made to the Company, by wire transfer to its primary operating account, as provided by the Company to the Purchasers. Each installment of purchase price paid by the Purchasers shall be comprised of payments made by the Purchasers in proportion to their respective shares of the aggregate purchase price for the Initial Preferred Stock (i.e., 60% by SCP and 40% by ICG, sometimes hereinafter referred to as the "Ratio"); provided that in the event that the outstanding amounts (principal plus accrued interest) owing with respect to the Loan and Security Agreements on the Closing Date are not in proportion to the Ratio, payments of each installment shall first be made by the Purchaser whose share of outstanding principal and interest on the Closing Date was less than its share of the Ratio until such time as the Ratio shall be restored.

2.   Closing Dates: Delivery; Option Preferred Stock
     -----------------------------------------------

     2.1  Closing Date.  The closing of the purchase and sale of the Initial
          ------------
Preferred Stock and the Warrants hereunder (the "Closing") shall be held at the offices of Saul Ewing LLP, Centre Square West, 1500 Market Street, 38/th/ Floor, Philadelphia, PA 19102-2186, at 10:00 a.m. on a date as soon as practical, but in no event later than the Maturity Date, as that term is defined in the Loan and Security Agreements, as they may be amended from time to time, or at such other time or place as the Company and the Purchasers may mutually agree (the "Closing Date").

     2.2  Delivery.  At the Closing, the Company will deliver to each Purchaser
          --------
a certificate or certificates, registered in such Purchaser's name, representing the total number of shares of Initial Preferred Stock and the Warrants purchased by such Purchaser, as set forth opposite such Purchasers name in Exhibit C, against the initial installment of the purchase price therefor, in accordance with the provisions of Section 1.2 hereof.

     2.3  Option Preferred Stock; Second Closing Date.  On the basis of the
          -------------------------------------------
representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, SCP commits to purchase the Option Preferred Stock for an aggregate purchase price of $5,000,030. The Company may exercise its right to sell the Option Preferred Stock upon notice by the Company to SCP, which notice may be given during a period commencing 180 days after the Closing Date and ending 365 days after the Closing Date. The closing of the purchase and sale of the Option Preferred Stock (the "Second Closing") shall take place at 10:00 a.m. on the tenth business day following receipt of notice by SCP at the offices of Saul Ewing LLP, Centre Square West, 1500 Market Street, 38/th/ Floor, Philadelphia, PA 19102-2186, or at such other time or place as the Company and SCP may mutually agree (the "Second Closing Date"). At the Second Closing, the Company will deliver to SCP a certificate or certificates, registered in SCP's name, representing the shares of Option Preferred Stock, against payment of the purchase price therefor, by check payable to the Company or wire transfer in accordance with the Company's instructions. The obligation of SCP to purchase the Option Preferred Stock is subject to satisfaction of the conditions specified in Section 5.

3.   Representations and Warranties of the Company
     ---------------------------------------------

     Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers simultaneously with the execution and delivery of this Agreement, the Company hereby represents and warrants to the Purchasers as of the date of this Agreement as follows:

     3.1  Organization, Good Standing and Qualification, Certificate and By-
          ------------------------------------------------------------------
Laws.  The Company is a corporation duly organized and validly existing under,
----
and by virtue of, the laws of the State of Delaware and is in corporate good standing under such laws. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company has furnished the Purchasers or its special counsel with copies of its Third Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, as amended and as in effect on the date hereof. Said copies are true, correct and complete and contain all amendments through the date hereof.

     3.2  Reporting Status. The Common Stock is registered under Section 12(g)
          ----------------
of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The following documents ("SEC Reports") complied in all material respects with the requirements of the Exchange Act as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading:

                    3.2.1 The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission (the "SEC") on March 30, 2000 (the "Annual Report on Form 10-K");

               3.2.2 The Company's Definitive Proxy Statement filed with the SEC on April 20, 2000, in connection with the 2000 Annual Meeting of Stockholders; and

               3.2.3 All other documents, if any, filed by the Company with the SEC since March 31, 2000 pursuant to the reporting requirements of the Exchange Act.

     3.3  Financial Statements. The audited and unaudited financial statements
          --------------------
included in the SEC Reports (the "Financial Statements") are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as may otherwise be permitted under the rules and regulations promulgated under the Exchange Act. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. The Company maintains and shall continue to maintain its current system of accounting established and administered in accordance with generally accepted accounting principles.

     3.4  Absence of Changes.  Except as disclosed in the SEC Reports, since
          ------------------
December 31, 1999: (a) the Company has not entered into any transaction which was not in the ordinary course of business; (b) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially and adversely affecting the business or operations of the Company; (c) the Company has not declared or paid any dividend or made any distribution on its stock, or redeemed, purchased or otherwise acquired any of its stock; (d) there has not been any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;
(e) there has been no resignation or termination of employment of any key officer, consultant or employee of the Company, and the Company does not know of the impending resignation or termination of employment of any such officer, consultant or employee that if consummated would have a materially adverse effect on its business; (f) there has been no labor organization activity or labor dispute involving the Company or its employees and no labor dispute is pending or, to the best of the Company's knowledge, threatened; (g) there has not been any change, except in the ordinary course of business, in the contingent obligations of the Company, by way of guaranty, endorsement, indemnity, warranty or otherwise; (h) there have not been any loans made by the Company to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business; (i) there has not been any waiver by the Company of a valuable right or of a material debt owed to it; and (j) there has not been any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;
(k) there has not been any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); (l) the Company has not received notice that there has been a loss of, or material order cancellation by, any major customer or supplier of the Company; (m) there has been no mortgage, pledge, transfer of a security interest in, or lien, created by the Company, (n) there has been no sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets; (o) there has been no change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company; (p) with respect to any of its material properties or assets, except liens for taxes not yet due or payable; there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets or business of the Company; and (q) the Company has not entered into any arrangement or commitment to do any of the acts described in subsection (a) through (p) above.

     3.5  Corporate Power.  The Company has all requisite corporate power and
          ---------------
authority to own and operate its properties and assets, to execute and deliver this Agreement, the Investor Rights Agreement in the form attached hereto as Exhibit D (the "Investor Rights Agreement"), the Investor Voting Agreement attached hereto as Exhibit E (the "Investor Voting Agreement"), and to issue and sell the Initial Preferred Stock, the Option Preferred Stock, the Warrants, the Warrant Stock, and the Conversion Stock, to issue the Dividend Stock, to carry out the provisions of this Agreement, the Investor Rights Agreement, the Investor Voting Agreement and the Certificate and to carry on its business as presently conducted and as presently proposed to be conducted.

     3.6  Subsidiaries. The Company has no subsidiaries or affiliated companies
          ------------
and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity and the Company is not a subsidiary of any corporation or entity. The Company is not a participant in any joint venture, partnership or similar venture.

     3.7  Capitalization; Voting Rights.
          -----------------------------

               3.7.1 The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock, 50,856,132 shares of which are issued and outstanding as of February 14, 2001, and 5,000,000 shares of Preferred Stock, $0.0001 par value ("Preferred Stock"), none of which are issued and outstanding.

               3.7.2 As of the Closing Date, the authorized capital stock of the Company will consist of 245,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 600,000 shares shall be designated "Series A Preferred Stock", and none of which shall be issued and outstanding.

               3.7.3    All issued and outstanding shares of the Common Stock
(a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, and (c) were issued in compliance with all applicable federal and state laws concerning the issuance of securities. Upon the filing of the Certificate with the Secretary of State of the State of Delaware the rights, preferences, privileges and restrictions of the Series A Preferred Stock will be as stated in the Certificate. Upon the Closing, each share of Series A Preferred Stock will be convertible into one (1) share of Common Stock. The Conversion Stock, the Warrant Stock and the Dividend Stock have been duly and validly reserved for issuance. Other than as described on the Schedule of Exceptions, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with this Agreement and the Certificate, the Initial Preferred Stock, the Option Preferred Stock, the Dividend Stock, the Warrant Stock and the Conversion Stock shall be validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws, shall be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof through no action of the Company; provided, however, that the Initial Preferred Stock, the Option Preferred Stock, the Dividend Stock, the Warrant Stock and the Conversion Stock will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

     3.8  Authorization.  Except for the vote of the stockholders of the Company
          -------------
(which shall have been obtained and remain in full force as of the Closing
Date), all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Investor' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, the Certificate and the concurrent amendment of the Company's Certificate of Incorporation to include the provisions of the Certificate, the authorization, sale, issuance and delivery of the Warrants, the authorization, sale, issuance and delivery of the Initial Preferred Stock, the Option Preferred Stock, the Warrant Stock and the Conversion Stock, and the authorization, issuance and delivery of the Dividend Stock, has been taken or shall be taken prior to the Closing. This Agreement, the Investor Rights Agreement and the Investor Voting Agreement, when executed and delivered, shall be valid and binding obligations of the Company enforceable in accordance with their terms. The sale of the Initial Preferred Stock and the Option Preferred Stock, the issuance of the Dividend Stock, the issuance of the Warrant Stock, and any subsequent conversion of the Initial Preferred Stock, the Option Preferred Stock and the Dividend Stock into Conversion Stock are not subject to any preemptive rights or rights of first refusal.

     3.9  Material Liabilities.  The Company has no material liabilities or
          --------------------
obligations, absolute or contingent (individually or in the aggregate), except
(a) the liabilities and obligations set forth in the Financial Statements and/or in the financial information provided to the Purchasers as part of Schedule 5.23 of the Schedule of Exceptions, which taken together provide a complete and accurate statement of the Company's financial condition at the date of this Agreement, (b) liabilities and obligations under leases for its principal offices and for equipment, and (c) liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business.

     3.10 Agreements; Actions.
          -------------------

               3.10.1 Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its executive officers, directors, affiliates or any affiliate thereof.

               3.10.2 Attached hereto as Exhibit H is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound that are material to the conduct and operations of its business and properties. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by the Purchasers and their counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

               3.10.3 There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or other-wise of, or payments to, the Company in excess of $50,000, or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to any infringement of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business).

               3.10.4 The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               3.10.5 For the purposes of subsections 3.10.3 and 3.10.4 above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     3.11 Obligations to Related Parties.
          ------------------------------

               3.11.1 There are no obligations of the Company to officers, directors, beneficial holders of more than 1% of the Common Stock of the Company (collectively, the "Stockholders", each individually a "Stockholder"), or employees of the Company other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

               3.11.2 No executive officer or director of the Company or Stockholder, or any member of their immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any such person. To the Company's knowledge, no such person has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that executives, officers and directors of the Company and Stockholders, and members of their immediate families, may own up to 1% of the outstanding stock of any publicly traded company that may compete with the Company. No executive, officer, or director of the Company or Stockholder, or, to the Company's knowledge, any member of their immediate families is directly or indirectly interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).

     3.12 Title to Property and Assets; Liens, etc.  The Company has good and
          -----------------------------------------
marketable title to its personal property and assets, and has good title to all its leasehold interests in equipment, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) the lien of current taxes not yet due and payable, and (b) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each personal property lease to which it is a party or is otherwise bound.

     3.13 Real Property and Real Property Leases.  The Company owns no real
          --------------------------------------
estate. The Schedule of Leases attached as Exhibit I contains an accurate and complete list and description of the material terms (address, rental rate, term) of all real property leases to which the Company is a party. Each lease set forth in such Schedule is in full force and effect; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease; and there exists no event of default or event, occurrence, condition or act (including the transactions anticipated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. The properties leased by the Company are in a state of good maintenance and repair and are being used. With respect to real property leased by the Company, (a) the Company's operation of such property has, to its knowledge, been, throughout the term of such use, in compliance with all federal, state and local laws concerning the environment and hazardous materials; (b) the Company has not received a notice of violation or similar notice from any governmental authority or insurance company relating to the use, operation or maintenance of such real properties; (c) there has been no condemnation or eminent domain proceedings commenced or to the Company's knowledge threatened; and (d) no environmental audit report or other evaluations of such real properties have been commissioned or prepared by the Company.

     3.14 Compliance with Other Instruments, None Burdensome, etc.  The Company
          --------------------------------------------------------
is not in violation of any term of its Certificate of Incorporation or By-Laws, or, in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with this Agreement, the Investor Rights Agreement and the Investor Voting Agreement, and the issuance of the Initial Preferred Stock, the Option Preferred Stock, the Warrant Stock, the Conversion Stock and the Dividend Stock will not, with or without the passage of time or giving of notice, result in any material violation of, or conflict with, or constitute a material default under, the Company's Certificate of Incorporation or By-Laws or any of its agreements or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     3.15 Compliance with Law; Permits.  To its knowledge, the Company is not in
          ----------------------------
violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or Plan of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, the Investor Rights Agreement or the Investor Voting Agreement, and the issuance of the Initial Preferred Stock, the Option Preferred Stock, the Dividend Stock, the Warrant Stock or the Conversion Stock, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as shall be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

     3.16 Patents and Other Intangible Assets.
          -----------------------------------

               3.16.1 The Company (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights (and licenses with respect to the foregoing) used in the conduct of its business as now conducted or as proposed to be conducted without infringing upon or otherwise acting adversely to the right or, to its knowledge, the claimed right of any person under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, other than as contemplated by any agreement listed on the Schedule of Exceptions. The Company has not granted any licenses or manufacturing rights with respect to its business as currently being conducted.

               3.16.2 The Company owns and has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, and technical data required for or incident to the development, manufacture, operation and sale of all products and services proposed to be sold by the Company, free and clear of any rights, liens or claims of others, including without limitation, former employers of all current and former employees, consultants, officers, and directors of the Company and the Stockholders.

               3.16.3 Prior to the Closing, the Company will have obtained from all current executive officers and other key employees of the Company designated by the Purchasers (each a "Key Employee") Non-Solicitation and Proprietary Information and Inventions Agreements in the form of Exhibit J attached hereto, or such other form as shall be acceptable to the Purchasers. The Company is not aware that any of its current or former executive officers or Key Employees is in violation thereof, and the Company will use its commercially reasonable efforts to prevent any such violation.

     3.17 Litigation, etc.  There are no actions, suits, proceedings or
          ----------------
investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any reasonable basis therefor or threat thereof except with respect to trade payables not current in accordance with their terms).

     3.18 Employees.  The Company has no collective bargaining agreements with
          ---------
any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. Other than as contemplated by this Agreement, no employee has any agreement or contract, written or verbal, regarding his employment. To the Company's knowledge, no executive officer or Key Employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any executive officer or Key Employee, intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any such person not provided for under the Plan. To the Company's knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws, rules and regulations and other laws, rules and regulations related to employment. Prior to Closing, the Company will have obtained (and provided a copy to the Purchasers) (a) from each executive officer of the Company and each Key Employee receiving options from the Company in connection with the execution of this Agreement, a Non-Competition Agreement in the form attached as Exhibit K; (b) from each present or former executive officer of the Company and present or former Key Employee with whom the Company has an employment or other agreement under which any payments are to be made or stock or options in the Company issued or vested upon a change of control, a certification to the effect that neither this Agreement nor the transactions contemplated by this Agreement will constitute a change of control of the Company that would result in (i) any grant, vesting or issuance of the Company's securities; or (ii) any acceleration of any such grant, vesting or issuance; or
(iii) any payment to such executive officer or Key Employee, such certificate to be in the form attached as Exhibit L (the "Key Employee Certificate"); (c) from the executive officers of the Company and Key Employees, an agreement limiting sales of their shares of Common Stock in the form attached as Exhibit M (the "Lock-Up Agreement").

     3.19 Employee Benefits.
          -----------------

               3.19.1 Except as set forth on the Schedule of Exceptions: (i) each Employee Benefit Plan (as defined below) has been administered in material compliance with its terms, and is in compliance in all material respects with the applicable provisions of ERISA (as defined below), the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable laws; (ii) the Company has made or provided for all contributions required under the terms of such plans; (iii) no Employee Benefit Plan has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and there have been no "prohibited transactions" (as described in Section 4975 of the Code or in Section 406 of ERISA) with respect to any Employee Benefit Plan for which a statutory, administrative or regulatory exemption is not available; (iv) there are and during the past three years there have been no inquiries, proceedings, claims (other than claims for benefits in the ordinary course) or suits pending or to the knowledge of the Company threatened by any governmental agency or authority or by any participant or beneficiary against any of the Em-ployee Benefit Plans, the assets of any of the trusts under such Employee Benefit Plans or the Employee Benefit Plan sponsor or the Employee Benefit Plan administrator, or against any fiduciary of any of such Employee Benefit Plans with respect to the design or operation of the Employee Benefit Plans; (v) each Employee Benefit Plan which is intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified, and any trust created pursuant to any such Employee Benefit Plan is exempt from federal income tax under Section 501(a) of the Code and the IRS has issued each such Plan a favorable determination letter which is currently applicable; and (vi) the Company is not aware of any circumstance or event which would jeopardize the tax-qualified status of any such Employee Benefit Plan or the tax-exempt status of any related trust, or which would cause the imposition of any liability, penalty or tax under ERISA or the Code with respect to any Employee Benefit Plan. For the purposes of this Section 3.19, "Employee Benefit Plan" means all employee benefit plans of the Company as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               3.19.2 The Company does not maintain and is not obligated to contribute to a "Multiemployer Plan" (as such term is defined by Section 4001(a)(3) of ERISA).

               3.19.3 Neither the Company, nor any subsidiary of the Company, nor any ERISA Affiliate, as hereinafter defined, maintains any retired life and/or retired health insurance plans which provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment (other than health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA or any other federal or state law, rule or regulation). For the purpose of this Section 3.19, "ERISA Affiliate" means any trade or business, whether or not incorporated, under common control with the Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

               3.19.4 The consummation of the transactions contemplated by this Agreement will not (i) entitle any person to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, or
(iii) result in any liability under Title IV of ERISA or otherwise.

     3.20 Registration Rights and Voting Rights.  Except as set forth in the
          -------------------------------------
Investor Rights Agreement (a) the Company is not under any contractual obligation to register (as defined in Section 1.1 of the Investor Rights Agreement) any of its presently outstanding securities or any of its securities which may hereafter be issued; and (b) to the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

     3.21 Governmental Consent, etc.  No consent, approval or authorization of
          --------------------------
(or designation, declaration of filing with) any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Investor Rights Agreement or the Investor Voting Agreement, or the offer, sale or issuance of the Initial Preferred Stock, the Option Preferred Stock, the Warrants, the Warrant Stock and the Conversion Stock, or the consummation of any other transaction contemplated hereby, except
(a) filing of the Certificate in the office of the Secretary of State of the State of Delaware (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Initial Preferred Stock, the Option Preferred Stock, the Warrant Stock and the Conversion

Stock under applicable state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     3.22 Offering.  Assuming the accuracy of the representations and warranties
          --------
of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Initial Preferred Stock, the Option Preferred Stock, the Warrants, the Warrant Stock and the Conversion Stock will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf (a) has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Initial Preferred Stock or the Option Preferred Stock to any person or persons or (b) will take any action hereafter, so as to bring the sale of such shares by the Company within the registration provisions of the Securities Act or any state securities laws.

     3.23 Brokers or Finders; Other Offers.  The Company has not incurred, and
          --------------------------------
will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.24 Tax Matters.  The Company: (a) has timely filed all tax returns that
          -----------
are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes); (b) has timely paid all taxes owed by it for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings); and (c) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor, and, to the best of the Company's knowledge, there are no material unresolved questions or claims concerning the Company's tax liability. The Company's tax returns have not been reviewed or audited by any federal, state, local or county taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes.

     3.25 Insurance.  The Company has fire, casualty and liability insurance
          ---------
policies, in such amounts and with such coverage (i) as are required by applicable federal, state and local law, (ii) as are required by all leases and other contracts to which it is a party, and (iii) as are carried by similar companies. The Company also maintains a directors and officers liability policy as described on the Schedule of Exceptions.

     3.26 Environmental and Safety Regulations.  The Company knows of no
          ------------------------------------
violation or violations by the Company, its employees or agents of any environmental or safety statute, law or regulation that in the aggregate would have a material adverse effect on the business, properties, prospects or financial condition of the Company, and, to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No action, proceeding, permit revocation, writ, injunction or claim is pending or, to the best of the Company's knowledge, threatened concerning the Company's facilities and the Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose any material environmental liability upon the Company. To the best of the Company's knowledge, as of the Closing, no Hazardous Material (as defined below) is present on any Company facility and no reasonable likelihood exists that any Hazardous Material present on other property will come to be present on a Company facility. There are no underground storage tanks, asbestos or PCBs present on any Company facility. For the purposes of this Section 3.26 the term "Hazardous Material" shall mean any material or substance that is prohibited or regulated by any environmental law or that has been designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

     3.27 Minute Books.  The minute books of the Company provided to special
          ------------
counsel for the Purchasers contain a complete summary of all meetings of directors and stockholders and all actions by written consent without a meeting since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects. Neither the stockholders nor the Board of Directors of the Company have taken any action relating to the merger, consolidation, sale of assets or business, liquidation, dissolution or any other reorganization of the Company.

     3.28 Disclosure.  This Agreement, including the Exhibits hereto, does not
          ----------
contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.   Representations and Warranties of the Purchasers
     ------------------------------------------------

     Each Purchaser hereby severally represents and warrants to the Company as of the date of this Agreement as follows:

     4.1  Requisite Power and Authority.  The Purchaser has all necessary power
          -----------------------------
and authority under all applicable provisions of law to execute and deliver this Agreement, the Investor Rights Agreement and the Investor Voting Agreement, and to carry out their provisions. All action on the Purchaser's part required for the lawful execution and delivery of this Agreement, the Investor Rights Agreement and the Investor Voting Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement, the Investor Rights Agreement and the Investor Voting Agreement will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms.

     4.2  Investment Representations.  The Purchaser understands that the
          --------------------------
Initial Preferred Stock, the Option Preferred Stock, the Dividend Stock, the Warrants, the Warrant Stock and the Conversion Stock have not been registered under the Securities Act. The Purchaser also understands that the Initial Preferred Stock and the Option Preferred Stock is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in the Agreement. The Purchaser hereby represents and warrants to the Company as follows:

                    4.2.1     Purchaser Bears Economic Risk.  The Purchaser has
                              -----------------------------
substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment indefinitely unless the Initial Preferred Stock, the Option Preferred Stock, the Dividend Stock, the Warrants, the Warrant Stock or the Conversion Stock are registered pursuant to the Securities Act, or an exemption from registration is available.

                    4.2.2     Acquisition for Own Account.  The Purchaser is
                              ---------------------------
acquiring the Initial Preferred Stock, the Option Preferred Stock, the Warrants, the Warrant Stock, the Dividend Stock and the Conversion Stock for the Purchaser's own account for investment only, and not with a view towards their distribution.

                    4.2.3     Purchaser Can Protect Its Interest.  The Purchaser
                              ----------------------------------
represents that by reason of its business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Investor Rights Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

          (d)  Accredited Investor.  The Purchaser represents that it is an
               -------------------
accredited investor within the meaning of Regulation D under the Securities Act.

                    4.2.4     Company Information.  The Purchaser has received
                              -------------------
and read the SEC Reports, including the Financial Statements, and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. Notwithstanding the foregoing, nothing in this Section 4 would limit the representations and warranties made in Section 3 or the right of the Purchaser to rely on those representation and warranties.

                    4.2.5     Rule 144.  The Purchaser acknowledges that the
                              --------
Initial Preferred Stock, the Option Preferred Stock, the Warrants, the Warrant Stock, the Dividend Stock and the Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

     4.3  Residence.  The office of the Purchaser in which its investment
          ---------
decision was made is located at the address set forth on Exhibit C.

5.   Purchasers' Conditions to Closing
     ---------------------------------

     The Purchasers' obligations to purchase the Initial Preferred Stock are conditioned upon the satisfaction in full of the conditions hereinafter set forth, any of which may be waived by SCP on behalf of the Purchasers. SCP's obligation to purchase the Option Preferred Stock is conditioned upon the satisfaction in full of the conditions hereafter set forth with references in this Section 5 and in Section 3 to the "Closing" and the "Closing Date" modified to refer to the "Second Closing" and the "Second Closing Date."

     5.1  Representations and Warranties Correct. The representations and
          --------------------------------------
warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

     5.2  Consents, Permits, and Waivers.  The Company shall have obtained any
          ------------------------------
and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, the Investor Rights Agreement and the Investor Voting Agreement.

     5.3  Corporate Certificate.  The Company shall have delivered to the
          ---------------------
Purchasers (a) copies of the Company's Third Amended and Restated Certificate of Incorporation as in effect immediately prior to the Closing Date, certified by the Secretary of State of the State of Delaware as of a date not more than five days prior to the Closing Date; (b) copies of the Company's Amended and Restated By-Laws as in effect immediately prior the Closing Date; (c) copies of resolutions adopted by the Board of Directors of the Company authorizing the transactions contemplated by this Agreement; (d) certificates of good standing issued by the Secretary of State of the State of Delaware and each other state in which the Company is qualified to do business as of a date not more than 5 days prior to the Closing Date; and (e) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky filings and waivers of all preemptive rights and rights of first refusal) and all such consents, approvals and filings shall have been duly obtained and effective as of the Closing. The documents set forth in subsections (a) - (e) above shall have been certified in each case as of the Closing Date by the Secretary of the Company as being true, correct and complete.

     5.4  Proceedings and Documents.  All corporate approvals, stockholder
          -------------------------
approvals and other proceedings in connection with the transactions contemplated at the Closing shall have occurred, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     5.5  Covenants.  All covenants, agreements and conditions contained in this
          ---------
Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.6  Reservation of Dividend Stock and Conversion Stock.  The Warrant
          --------------------------------------------------
Stock, the Dividend Stock and the Conversion Stock shall have been duly authorized and reserved for issuance pursuant to this Agreement.

     5.7  Certificate.  The Certificate shall have been filed with the Secretary
          -----------
of State of the State of Delaware.

     5.8  Directors.  Effective as of the Closing Date, the Company's Board of
          ---------
Directors shall consist of seven members, two of which shall have been designated by SCP and one of which shall have been designated by the Purchasers.

     5.9  Stockholder Approval.  The Company shall have called and convened a
          --------------------
meeting of its stockholders on or prior to April 9, 2001 pursuant to Section 7.6, and at such meeting, the stockholders of the Company shall have duly approved (a) an increase in the number of authorized shares of Common Stock of the Company in the amount proposed by the Company, but in no event less than 220,000,000 shares, (b) the adoption of the Certificate, (c) the sale and issuance to the Purchasers of the Initial Preferred Stock and the Option Preferred Stock, (d) the sale and issuance of the Warrants to the Purchasers,
(e) the issuance of the Dividend Stock and (f) the issuance of the Conversion Stock.

     5.10 NASD.  The Company shall have given or made all required notices to or
          ----
filings with the National Association of Securities Dealers, Inc. (the "NASD") and shall have complied with all rules and regulations of the NASD, required in connection with the transactions contemplated hereby.

     5.11 Compliance Certificate.  The Company shall have delivered to the
          ----------------------
Purchasers a certificate of the Company in the form of Exhibit N attached hereto, executed by the President of the Company, dated the Closing Date, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1 to 5.10 of this Agreement.

     5.12 Due Diligence.  The Company shall have delivered to the Purchasers or
          -------------
its counsel, copies of all corporate documents of the Company as the Purchasers shall reasonably request, and the Purchasers and their counsel shall have completed their due diligence review of the Company and its business and the results of such review shall have been satisfactory to the Purchasers.

     5.13 Investor Rights Agreement.  An Investor Rights Agreement substantially
          -------------------------
in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto (other than SCP).

     5.14 Voting Agreements.  An Investor Voting Agreement, an Executive and
          -----------------
Director Voting Agreement and a Key Holder Voting Agreement, each substantially in the form attached as Exhibits E, F and G, respectively, shall have been executed and delivered by each of the parties thereto (other than SCP).

     5.15 Compliance with Securities Laws.  The Company shall have complied
          -------------------------------
with, and the offer and sale of the Initial Preferred Stock and the Warrants pursuant hereto shall be effective under, all federal and state securities laws. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Initial Preferred Stock, the Warrants, the Warrant Stock, the Dividend Stock and the Conversion Stock, or shall have the availability of exemptions therefrom.

     5.16 Non-Solicitation and Proprietary Information and Inventions Agreement.
          ---------------------------------------------------------------------
Each executive officer of the Company and Key Employee shall have executed a Non-Solicitation and Proprietary Information and Inventions Agreement in the form of or substantially similar to Exhibit J attached hereto or such other form as shall be acceptable to the Purchasers.

     5.17 Non-Competition Agreement.  Each executive officer of the Company and
          -------------------------
each Key Employee receiving options from the Company in connection with the execution of this

Agreement shall have executed a Non-Competition Agreement in the form of or substantially similar to Exhibit K attached hereto.

     5.18 Key Employee Certificate.  Each present or former executive officer of
          ------------------------
the Company and present or former Key Employee with whom the Company has an employment or other agreement under which any payments are to be made or stock or options in the Company issued or vested upon a change of control, shall have executed a Key Employee Certificate in the form of Exhibit L hereto.

     5.19 Lock-Up Agreement.  Each executive officer of the Company and Key
          -----------------
Employee shall have executed a Lock-Up Agreement in the form attached as Exhibit M attached hereto.

     5.20 Waivers of Default.  The Company shall have obtained a waiver of
          ------------------
default or settlement and release, in form and substance reasonably acceptable to the Purchasers, from: (i) Silicon Valley Bank with respect to the Company's equipment leasing facility, (ii) the counter party on any other equipment leasing facility, and (iii) each landlord under its real estate leases in Maynard, MA, Redwood Shores, CA and Conshohocken, PA.

     5.21 The Plan.  The Company shall be in compliance with the Plan.
          --------

     5.22 Opinion of Company's Counsel.  The Purchasers shall have received from
          ----------------------------
legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit O.

     5.23 Absence of Change.  Schedule 5.23 of the Schedule of Exceptions sets
          -----------------
forth a description of the financial condition of the Company as of the date of this Agreement. Between that date and the Closing Date, (a) no material adverse change in the financial condition of the Company shall have occurred which was not anticipated and provided for in the Plan and (b) no adverse change in any matter which is not primarily financial shall have occurred which was not anticipated and provided for in the Plan. Without limiting any other provision of this Agreement, as a condition to the performance by SCP of its obligations at the Second Closing, subsequent to the Closing Date, but prior to the Second Closing, there shall not have occurred any adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company which was not anticipated and provided for in the Plan.

     5.24 Pledge Agreement.  The Company shall have executed and delivered to
          ----------------
ICG a letter agreement, the form of which is attached hereto as Exhibit P (the "Letter Agreement") consenting to ICG's pledge of its Initial Preferred Stock, the Dividend Stock, the Conversion Stock and the Warrant Stock under the Credit Agreement (as defined in the Letter Agreement) and certain other related matters as described in the Letter Agreement, the terms of which Letter Agreement shall have controlling authority with respect to any conflicting term of this Agreement or any other Transaction Document.

6.   Company's Conditions to Closing.
     -------------------------------

     The Company's obligation to sell and issue the Initial Preferred Stock and the Warrants at the Closing Date is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

     6.1  Representations.  The representations made by the Purchasers in
          ---------------
Section 4 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date.

7.   Affirmative Covenants of the Company.
     ------------------------------------

     For so long as the Purchasers own in the aggregate at least 10% of the Common Stock or Preferred Stock, the Company hereby covenants and agrees as follows:

     7.1  Information Rights.  The Company shall provide to the Purchasers the
          ------------------
information required by Section 2.1 of the Investor Rights Agreement and provide the Purchasers with the inspection and access right set forth in Section 2.2 of the Investor Rights Agreement.

     7.2  Non-Solicitation and Proprietary Information and Inventions
          -----------------------------------------------------------
Agreements.  Unless otherwise determined by the Board of Directors, all future
----------
employees of the Company who have access to confidential information shall be required to execute and deliver a Non-Solicitation and Proprietary Information Agreement in substantially the form of Exhibit G attached hereto.

     7.3  Taxes and Other Liabilities.  The Company will pay and discharge,
          ---------------------------
before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing, except to the extent and so long as (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon the financial condition of the Company or the loss of any right of redemption from any sale thereunder and (b) the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto.

     7.4  Employee Option Pool.  Following the Closing, the Company shall not
          --------------------
grant options to its employees in an amount which would result in total options outstanding at any time exceeding 15% of the total number of shares, warrants and options issued and outstanding immediately after the Closing, without the approval of the holders of a majority of the outstanding shares of Series A Preferred Stock. All such option grants shall be approved by the Board of Directors of the Company, or a committee thereof, and shall be exercisable at prices that are no less than the fair market value, as determined by the Board of Directors as of the date of each grant.

     7.5  Use of Proceeds.  The Company shall use the proceeds from the sale of
          ---------------
the Initial Preferred Stock and the Option Preferred Stock for working capital and other general corporate purposes. Prior to the Closing, the Company shall provide to the Purchasers a detailed breakdown of the intended use of proceeds, including a list of the creditors which the Company proposes to pay and the amounts which are proposed to be paid.

     7.6  Stockholders' Meeting and NASD Matters.
          --------------------------------------

          (a) As soon as practicable after the execution of this Agreement, the Company shall prepare and shall file with the SEC a proxy statement relating to a special meeting of the Company's stockholders (the "Stockholders' Meeting") to be held to consider the approval of the matters required by Section 5.9 (together with any amendments or supplements thereto, the "Proxy

Statement"). The Proxy Statement shall be in form and substance reasonably satisfactory to the Purchasers. Copies of the Proxy Statement shall be provided to the Nasdaq National Market (the "NNM") in accordance with its rules. The Company shall notify the Purchasers of the receipt of any comments from the SEC on the Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to the Purchasers promptly copies of all correspondence between the Company or any of its representatives and advisors and the SEC. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (a) the Exchange Act, and (b) the rules and regulations of the NNM. The Company shall mail the Proxy Statement to its stockholders as promptly as practicable after the SEC either informs the Company that it will not review the Proxy Statement or all comments or requests for information by the SEC with respect thereto have been resolved.

     (b) The Proxy Statement shall include the recommendation of the board of directors of the Company to the Company's stockholders that they vote in favor of approval of the matters required by Section 5.9.

     (c) The Proxy Statement shall, at the time filed with the SEC or other regulatory agency and, in addition, at the date it or any amendments or supplements thereto are mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Closing, not contain any untrue statement or a material fact or omit or state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Closing any event or circumstance is discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform the Purchasers. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Exchange Act.

     (d) The Company shall call and hold the Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of the matters required by Section 5.9 pursuant to the Proxy Statement. The Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of the matters required by Section 5.9 pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the Delaware General Corporation Law.

     (e) The Company shall take all actions necessary to comply with the rules and regulations of the NNM in connection with the consummation of the transactions contemplated by this Agreement.

     7.7 Securities Laws Compliance.  The Company shall make in a timely manner
         --------------------------
any filings required by applicable federal or state securities or Blue Sky laws, or those of any other applicable jurisdiction.

     7.8 Reservation of Shares.  For so long as the Purchasers shall have any
         ---------------------
right to receive the Conversion Stock, the Company shall reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Initial Preferred Stock and Option Preferred Stock, if any, and shall, at its own expense, take all such actions and obtain such permits and orders as may be necessary to enable the Company lawfully to issue such Conversion Stock upon conversion of the Initial Preferred Stock and Option Preferred Stock, if any.

     7.9  Books and Records.  The Company shall maintain complete and accurate
          -----------------
records and books of account in which entries shall be made in accordance with generally accepted accounting principles consistently applied, reflecting all transactions of the Company and its subsidiaries, if any.

     7.10 Covenant to Use Best Efforts to Satisfy Conditions.  The Company shall
          --------------------------------------------------
use its best efforts to satisfy all conditions set forth in Section 5 prior to Closing. To the extent that any such conditions shall not have been complied with, but the Closing nevertheless proceeds as a result of a waiver by the Purchasers, the Company shall continue to use its best efforts to satisfy such conditions as soon as practicable following the Closing.

     7.11 Issuance of Common Stock.  The Company shall not issue any shares of
          ------------------------
Common Stock except pursuant to options, warrants, convertible securities or other commitments or agreements outstanding on the date of this Agreement and disclosed in the Schedule of Exceptions, and shall not enter into any agreement or commitment with respect to any such issuance without the prior written consent of the Purchasers.

8.   Indemnification
     ---------------

     8.1  Survival.  The representations, warranties, covenants and agreements
          --------
made herein shall survive any investigation made by any or all of the Purchasers and the Closing contemplated hereby for a period of two years following the Closing. Notwithstanding the foregoing, the representations, warranties, covenants and agreements contained in Sections 3.1, 3.2, 3.5, 3.7, 3.8, 3.9 and
3.24 of this Agreement shall survive any investigation made by the Purchasers without any time limitation. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     8.2  Damages.  The Company shall reimburse and indemnify and hold the
          -------
Purchasers harmless against and in respect of any and all damage, loss, liability, settlement payments, costs, levies, expenses or obligations (collectively, "Damages") actually suffered by the Purchasers in connection, resulting from or relating to:

          (a) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of the Company under this Agreement; or

          (b) any and all actions, suits, claims, allegations, proceedings, investigations, audits, demands, assessments, fines, judgments, settlements, levies, costs and other expenses (including without limitation reasonable audit and legal fees) incident to any of the foregoing.

     8.3  Investigation.  Any claim for indemnification shall not be invalid as
          -------------
a result of any investigation by or opportunity to investigate afforded to the Purchasers.

9.   Miscellaneous
     -------------

     9.1  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the internal laws of the Commonwealth of Pennsylvania.

     9.2  Survival.  The representations, warranties, covenants and agreements
          --------
made herein shall survive any investigation made by the Purchasers and the closing of the transactions contemplated hereby.

     9.3  Successors and Assigns.  Except as otherwise provided herein, the
          ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Purchasers to purchase the Initial Preferred Stock or the Option Preferred Stock shall not be assignable without the consent of the Company.

     9.4  Entire Agreement: Amendment.  This Agreement and the other documents
          ---------------------------
delivered pursuant hereto, including without limitation the Plan, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the outstanding shares of Series A Preferred Stock purchased pursuant to this Agreement may, with the Company's prior written consent, waive, modify or amend on behalf of all holders, any provisions hereof.

     9.5  Termination.  If the Closing has not occurred on or prior to April 9,
          -----------
2001, the Purchasers may terminate this Agreement effective immediately by sending written notice thereof to the Company, whereupon no party hereto shall have any liability to any other party hereto, except that the Company shall pay to SCP a Break-Up Fee, as hereinafter defined and shall reimburse each Purchaser for expenses incurred in connection with the transaction. The term "Break-Up Fee" shall mean: (a) $20,000,000 if the Closing has not occurred because the Company, in one transaction or series of related transactions, (i) has obtained equity or debt financing from a source other than both of the Purchasers, (ii) has sold substantially all of its assets, (iii) has merged or consolidated with a third party, or (iv) has entered into an agreement with respect to any of the foregoing; and (b) $5,000,000 if the Closing has not occurred for any other reason.

     9.6  Acknowledgement of Purchasers.  Each Purchaser acknowledges that in
          -----------------------------
making its investment decision to purchase shares of Initial Preferred Stock pursuant to this Agreement it has not relied on any information provided to it by, or any investigation performed by, the other Purchaser. Rather it has relied on the representations and warranties of the Company contained herein.

     9.7  Notices, etc.  All notices and other communications required or
          -------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by telefacsimile, or otherwise delivered by hand or by a nationally-recognized overnight courier, addressed (a) if to a Purchaser, at such Purchaser's address or telefacsimile number as set forth in Exhibit C, or at such other address or telefacsimile number as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Series A Preferred Stock or Conversion Stock, at such address or telefacsimile number as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address or telefacsimile number to the Company, then to and at the address or telefacsimile number of the last holder of such Series A Preferred Stock or Conversion Stock who has so furnished an address or telefacsimile number to the Company, or (c) if to the Company, one copy should be sent to its address or telefacsimile number set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address or telefacsimile number as the Company shall have furnished to the Purchaser.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (ii) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     9.8  Delays or Omissions.  Except as expressly provided herein, no delay or
          -------------------
omission to exercise any right, power or remedy accruing to any Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     9.9  Expenses.  The Company shall reimburse the Purchasers for all
          --------
reasonable transaction expenses, including consulting, accounting, legal expenses and a finder fee/consulting fee to Robert Yablunsky (the "Expenses"). In addition, at SCP's option, a portion of Mr. Yablunsky's fee may be paid to him through the issuance of Series A Preferred Stock.

     9.10 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     9.11 Severability.  In the event that any provision of this Agreement
          ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.


     9.12 Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not considered in construing or interpreting this Agreement.


                   [Balance of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase Agreement as of the date first above written.

                         COMPANY
                         -------

                         BREAKAWAY SOLUTIONS, INC.

                         By:  ____________________________________
                              Name:  Gordon Brooks
                              Title:  President and Chief Executive Officer

                         Address:   Breakaway Solutions, Inc.
                                    3 Clock Tower Place, 4th Floor
                                    Maynard, MA 01754
                                    Attn:  Corporate Secretary
                                    Telephone:  617-275-3000
                                    Telefacsimile:  617-275-3434

                         PURCHASERS:
                         -----------

                         SCP PRIVATE EQUITY PARTNERS II, L.P.
                         By: SCP Private Equity II General Partner, L.P.,
                              its General Partner
                         By: SCP Private Equity II, LLC, its Manager


                         By:  ____________________________________
                              Name:
                              Title:

                         ICG HOLDINGS, INC.


                         By:  ____________________________________
                              Name:
                              Title:

                                   EXHIBIT A
                                   ---------

                         CERTIFICATE OF DESIGNATION OF
                            SERIES A PREFERRED STOCK

                                       OF

                           BREAKAWAY SOLUTIONS, INC.


          Breakaway Solutions, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"),

          DOES HEREBY CERTIFY THAT:

          Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of said corporation, and pursuant to the provisions of Section 151 of the GCL, said Board of Directors by the written consent taken pursuant to Section 141 of the GCL, adopted a resolution creating Six Hundred Thousand (600,000) shares of Series A Preferred Stock, which resolution is attached hereto as Exhibit "A".

          IN WITNESS WHEREOF, said Breakaway Solutions, Inc. has caused this certificate to be signed by its _______________, this ___ day of _____, 2001.



                                           By:_______________________________
                                                 Name:
                                                 Title:

                                   EXHIBIT A

                      RESOLUTION OF THE BOARD OF DIRECTORS
                                   APPROVING
                           THE DESIGNATION STATEMENT
                      RELATING TO SERIES A PREFERRED STOCK


          WHEREAS, the Third Amended and Restated Certificate of Incorporation of the Corporation authorizes the Corporation to issue a total of 5,000,000 shares of Preferred Stock, par value $.0001 per share ("Preferred Stock"), which may be divided into one or more series as the Board of Directors may determine;

          WHEREAS, the Certificate of Incorporation of the Corporation expressly vests in the Board of Directors the authority to fix and determine the designations, powers, preferences, and rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock; and

          WHEREAS, the Board of Directors deems it advisable to designate a series of the Preferred Stock consisting of Six Hundred Thousand (600,000) shares designated as Series A Preferred Stock;

          NOW, THEREFORE, IT IS HEREBY RESOLVED, that pursuant to Paragraph FOURTH of the Certificate of Incorporation of the Corporation, there be and hereby is authorized and created a series of Preferred Stock hereby designated as Series A Preferred Stock, to consist of 600,000 shares, having a par value of $0.0001 per share, which series shall have the voting rights, designations, powers, preferences, relative and other special rights, and the qualifications, limitations and restrictions set forth below:

          SERIES A PREFERRED STOCK. Six Hundred Thousand (600,000) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred Stock"). The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

               (a) Dividend Rights.

                   (i) Subject to the right of any other series of Preferred Stock that may from time to time come into existence and which is expressly senior to the rights of the Series A Preferred Stock, the holders of Series A Preferred Stock, in preference to the holders of Common Stock and any other stock of the Company hereafter created which shall be junior to the Series A Preferred Stock (together, "Series A Junior Stock"), shall be entitled to receive dividends, but only out of funds that are legally available therefor, at the rate of 8% of the Series A Original Issue Price (as defined below) per annum (the "Series A Dividend Rate") on each outstanding share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such dividends shall accrue, whether or not declared by the Board of Directors, but shall be payable only when, as and if declared by the Board of Directors. Such dividends shall be payable, when and if declared, at the option of the Company either (A) in cash or (B) in additional shares of Series A Preferred Stock (valued at the Series A Original Issue Price (as defined below), as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such additional shares of Series A Preferred Stock issued in lieu of the cash dividend are sometimes referred to as "PIK Shares." The original issue price of the Series A Preferred Stock (the "Series A Original Issue Price") shall be $70.00. Such dividends shall be cumulative and shall accrue quarterly. Notwithstanding the foregoing, (A) in the event of a Qualified Public Offering or a Qualified Sale on or before the third anniversary of the Series A Original Issue Date, all issued and outstanding PIK Shares shall be canceled, and (B) in the event that any shares of Series A Preferred Stock shall be converted pursuant to Section (d) of this Certificate of Designation on or prior to the expiration of three years from the Series A Original Issue Date, any accrued and unpaid dividends with respect to such shares shall be cancelled.

               (ii) So long as any shares of Series A Preferred Stock shall be outstanding, without the prior written consent of the holders of a majority of the then issued and outstanding shares of Series A Preferred Stock, no dividend (other than a stock dividend paid pro rata to the Company's stockholders), whether in cash or property, shall be paid or declared, nor shall any other distribution (other than a stock dividend paid pro rata to the Company's stockholders) be made, on any Series A Junior Stock, nor shall any shares of any Series A Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company (except for acquisitions of Common Stock by the Company pursuant to agreements that permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer) until all dividends (set forth in Section (a)(i) above) on the Series A Preferred Stock shall have been paid or declared and set apart. In the event that the Company shall declare a dividend or distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, or options or rights to purchase any such securities or evidences of indebtedness or other assets (including cash) to the holders of the Common Stock, then the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such dividend or distribution as though the holders of the Series A Preferred Stock were the holders of the number of shares of Common Stock into which their respective shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of the Common Stock entitled to receive such dividend or distribution.

          (b)  Voting Rights.

                    (i) General Rights. Except as otherwise provided herein or as required by law, the Series A Preferred Stock shall be voted equally with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company, upon the following basis: each holder of shares of Series A Preferred Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series A Preferred Stock, are convertible pursuant to Section (d) hereof immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

           (ii) Separate Vote of Series A Preferred Stock. Subject to the rights of any series of Preferred Stock which may hereafter from time to time come into existence, for so long as at least 10% of the Series A Preferred Stock theretofore issued remain outstanding (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A Preferred Stock), in addition to any other vote or consent required herein or by law, the vote of the holders of at least a majority of the outstanding Series A Preferred Stock shall be necessary for effecting or validating the following actions:

                (A) any amendment, alteration, or repeal of any provision of the Certificate of Incorporation (including this Certificate of Designation) or the Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes or adversely affects the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Series A Preferred Stock;

                (B) reclassification or recapitalization of any outstanding shares of securities of the Company into shares having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

                (C) authorization or issuance of any other stock having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

                (D) reorganization, merger or consolidation with or into any corporation if such reorganization, merger or consolidation would result in the stockholders of the Company immediately prior to such reorganization, merger or consolidation holding less than a majority of the voting power of the stock of the surviving corporation immediately after such reorganization, merger or consolidation;

                (E) sale, lease, conveyance or other disposition of, or encumbrance of, all or substantially all the Company's assets in a single transaction or series of related transactions;

                (F) liquidation, dissolution or winding-up of the Company;

                    (G) amendment of the Certificate of Incorporation, as amended, to increase the number of shares of authorized Common Stock or Preferred Stock;

                    (H) redemption, purchase or other acquisition by the Company, either direct or indirect, of any of the Company's capital stock or other equity securities (including any securities directly or indirectly convertible into or exchangeable or exercisable for such securities) excluding redemptions, repurchases or other reacquisitions at cost with respect to shares issued in accordance with plans or agreements approved by the Board of Directors from current or former employees, consultants, advisors or directors upon or in connection with their death, disability or termination of employment with the Company and excluding the Series A Preferred Stock pursuant to Section
          (e) below;

                    (I) authorization, declaration or payment of any dividend (other than a stock dividend paid pro rata to the Company's stockholders) on any shares of Common Stock or Preferred Stock, other than the Series A Preferred Stock; or

                    (J) increase or decrease the number of authorized shares of Series A Preferred Stock; or

                    (K) issuance, reservation or authorization of shares of Common Stock or any right or option to purchase Common Stock or other security convertible into Common Stock to employees, consultants or directors in an amount which would result in total options outstanding at any time exceeding 15% of the total number of shares, warrants and options issued and outstanding immediately after the Series A Original Issue Date (as adjusted for any stock dividends, combinations or splits with respect to such shares).

          (c) Liquidation Rights.

               (i) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Series A Junior Stock, subject to the rights of any series of Preferred Stock that may from time to time come into existence and which is expressly senior to the rights of the Series A Preferred Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company an amount per share of Series A Preferred Stock equal to 100% of the Series A Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series A Preferred Stock held by each such holder. If, upon any such liquidation, dissolution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Preferred Stock, then such assets shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. After the payment of the foregoing full liquidation preference of the Series A Preferred Stock and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence and which is expressly senior to the rights of the Series A Preferred Stock, the assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of Series A Preferred Stock, on an as converted basis, and the holders of Series A Junior Stock.

                (ii) The following events shall be considered a liquidation under this Section, unless by vote or written consent of the holders of at least a majority of the Series A Preferred Stock then outstanding, such holders waive the right to treat any of the following events as a deemed liquidation:

                       (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company (an "Acquisition");

                       (B) a transaction or a series of related transactions, other than transactions involving a holder of Series A Preferred Stock, in which a majority of the voting power is transferred to a third party (or group of affiliated third parties) who were not previously stockholders of the Company; or

                       (C) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer").

                (iii) In any of the events set forth in subparagraph (ii), if the consideration received by the Company is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                       (A) Securities not subject to restrictions on free marketability covered by subparagraph (B) below:

                              (1) If traded on a securities exchange or through
               the Nasdaq National Market (or a similar national quotation system), the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the 30 day period ending three days prior to the closing;

                         (2) If actively traded over-the-counter, the value
               shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30 day period ending three days prior to the closing; and

                         (3) If there is no active public market, the value
               shall be the fair market value thereof, as determined in good faith by the Board of Directors.

                    (B) The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subparagraphs (iii)(A)(1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

               (iv) Written notice of any such liquidation, dissolution or winding up (or deemed liquidation, dissolution or winding up) of the Company within the meaning of this Section, which states the payment date, the place where said payments shall be made and the date on which conversion rights as set forth herein terminate as to such shares (which shall be not less than 10 days after the date of such notice), shall be given by first class mail, postage prepaid, or by telecopy or facsimile, not less than 20 days prior to the payment date stated therein, to the then holders of record of Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown on the records of the Company.

          (d) Conversion Rights. The holders of the Series A Preferred Stock shall have the following rights with respect to the conversion of the Series A Preferred Stock into shares of Common Stock:

               (i) Optional Conversion. Subject to and in compliance with the provisions of this Section (d), any shares of Series A Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Preferred Conversion Rate" then in effect (determined as provided in subsection (ii)) by the number of shares of Series A Preferred Stock being converted.

               (ii) Series A Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the "Series A Preferred Conversion Rate") shall be the quotient obtained by dividing the Series A Original Issue Price by the "Series A Preferred Conversion Price," calculated as provided in subsection (iii) below.

           (iii) Series A Preferred Conversion Price. The conversion price for the Series A Preferred Stock shall initially be $0.70 (the "Series A Preferred Conversion Price"). Such initial Series A Preferred Conversion Price shall be adjusted from time to time in accordance with this Section
     (d). All references to the Series A Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted.

           (iv) Mechanics of Conversion. Each holder of Series A Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section (d) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash (at the Common Stock's fair market value determined by the Board of Directors as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series A Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

           (v) Adjustment Upon Common Stock Event. Upon the happening of a Common Stock Event (as hereinafter defined) at any time or from time to time after the date that the first share of Series A Preferred is issued (the "Series A Original Issue Date"), the Series A Preferred Conversion Price shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Series A Preferred Conversion Price in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Series A Preferred Conversion Price. The Series A Preferred Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used in this Section (d), the term "Common Stock Event" shall mean (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or (iii) a combination or consolidation, by reclassification or otherwise, of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

           (vi) Adjustment for Other Dividends and Distributions. If at any time or from time to time after the Series A Original Issue Date the Company pays a dividend or makes another distribution to the holders of the Common Stock (or fixes a record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution) payable in securities of the Company or any of its subsidiaries other than shares of Common Stock, then in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section (d) with respect to the rights of the holders of the Series A Preferred Stock or with respect to such other securities by their terms.

           (vii)  Adjustment for Reclassification, Exchange and Substitution.
     If at any time or from time to time after the Series A Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section (c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section (d)), in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

           (viii) Adjustment for Reorganizations, Mergers or Consolidations.
     If at any time or from time to time after the Series A Original Issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Company with or into another corporation or another entity or person (other than an Acquisition or Asset Transfer as defined in Section (c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section (d)), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

     In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (d) with respect to the rights of the holders of Series A Preferred Stock after the capital reorganization to the end that the provisions of this Section (d) (including adjustment of the Series A Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

               (ix)  Sale of Shares Below Series A Preferred Conversion Price.

                     (A) If at any time or from time to time after the Series A Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (ix) to have issued or sold Additional Shares of Common Stock (as defined in subsection (ix)(B)(1) below), other than (w) as a dividend or distribution on the Series A Preferred Stock, (x) in connection with a Common Stock Event as provided in subsection (v) above, (y) as a dividend or other distribution on any class of stock as provided in subsection (vi) above, and (z) a subdivision or combination of shares of Common Stock as provided in subsection (vii) above, for an Effective Price (as defined in subsection (ix)(B)(4) below) less than the then effective Series A Preferred Conversion Price, then and in each such case the then existing Series A Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to the price per share paid for such Additional Shares of Common Stock (but not less than the par value of the Common Stock).

                     (B) Certain Definitions. For the purpose of making any adjustment required under this subsection (ix):

                              (1) "Additional Shares of Common Stock" shall mean
               all shares of Common Stock issued (or, pursuant to this Section, deemed to be issued) by the Company, whether or not subsequently reacquired or retired by the Company, other than: (A) shares of Common Stock issued or issuable upon exercise of options, warrants (other than outstanding warrants granted in favor of Invest Inc.), convertible securities or other rights outstanding as of the Series A Original Issue Date; and (B) shares of Common Stock issued or issuable by the Company or any subsidiary to employees, officers, directors or consultants pursuant to stock option plans that are permitted by Section 7.4 of the Series A Preferred Stock Purchase Agreement, dated as of February 16, 2001, among the Company, SCP Private Equity Partners II, L.P., and ICG Holdings, Inc., unless otherwise approved by the holders of not less than a majority of the outstanding shares of Series A Preferred Stock;

                              (2) The "Aggregate Consideration Received" by the
               Company for any issue or sale (or deemed issue or sale) of securities shall (i) (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property at the time of such issue as determined in good faith by the Board; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options or (ii) if no consideration is received by the Company, be considered zero;

                    (3) "Convertible Securities" shall mean any evidence of indebtedness, stock or other securities directly or indirectly convertible into or exchangeable for shares of Common Stock;

                    (4) The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company by the provisions of clause (1), into the Aggregate Consideration Received, or deemed to have been received by the Company by the provisions of this clause (4), for such issue or sale of such Additional Shares of Common Stock; and

                    (5) "Rights or Options" shall mean warrants, options or other rights to purchase or otherwise acquire shares of Common Stock or Convertible Securities.

                (C) Deemed Issuances. For the purpose of making any adjustment to the Series A Preferred Conversion Price required under this subsection
     (ix), if the Company issues or sells any Rights or Options or Convertible Securities (or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Rights or Options or Convertible Securities), then the Company shall be deemed (x) to have issued, at the time of the issuance of such Rights or Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise of such Rights or Options or conversion or exchange of such Convertible Securities upon their issuance (or, in the case such a record date shall have been fixed, as of the close of business on such record date) and (y) to have received, as the Aggregate Consideration Received for the deemed issuance of such additional shares of Common Stock, an amount equal to the total amount of the consideration, if any, received by the

          Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum total amount of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options (including, with respect to Rights or Options for Convertible Securities, the minimum aggregate amount of consideration payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Rights or Options) upon the conversion or exchange of such underlying Convertible Securities), plus, in the case of Convertible Securities, the minimum total amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

                         (1) if the minimum amounts of such consideration cannot
               be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                         (2) if the minimum amount of consideration payable to
               the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities is reduced or the maximum number of shares of Common Stock issuable upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities is increased over time or upon the occurrence or non-occurrence of specified events, other than by reason of antidilution or similar protective adjustments, then the Series A Preferred Conversion Price computed upon the original issue or deemed issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase, as the case may be (provided, however, that no such adjustment of the Series A Preferred Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock); and

                         (3) if the minimum amount of consideration payable to
               the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities is subsequently increased or the maximum number of shares of Common Stock issuable upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities is subsequently decreased, then the Series A Preferred Conversion Price computed upon the original issue or deemed issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease, as the case may be, (provided, however, that no such adjustment of the Series A Preferred Conversion Price shall af-fect Common Stock previously issued upon conversion of the Series A Preferred Stock, and further provided that no readjustment pursuant to this clause (3) shall have the effect of increasing the Series A Preferred Conversion Price to an amount which exceeds the lower of (A) the Series A Preferred Conversion Price on the original adjustment date, or (B) the Series A Preferred Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date).

          No further adjustment of the Series A Preferred Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Series A Preferred Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall be readjusted to the Series A Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that (x) the only Additional Shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities and (y) the consideration received with respect to Additional Shares of Common Stock was the consideration actually received by the Company upon such exercise of such Rights or Options, plus the consideration, if any, actually received by the Company for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities provided, however, that no such adjustment of the Series A Preferred Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock. In the case of any Rights or Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Preferred Conversion Price shall be made (except as to shares of Series A Preferred Stock converted in such period) until the expiration or exercise of all such Rights or Options, whereupon such adjustment shall be made in the same manner provided above. If any such record date shall have been fixed and such Rights or Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series A Preferred Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

                    (x) Waiver. The Series A Preferred Conversion Price adjustment provisions of this Section 4 may be waived by the written consent of the holders of at least a majority of the outstanding Series A Preferred Stock, voting together as a single class.


                    (xi) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, if the Series A Preferred Stock is then convertible pursuant to this Section (d), the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock.

                    (xii) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section (c)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section (c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A Preferred Stock at least 10 days prior to the record date specified therein (or such shorter period approved by a majority of the outstanding Series A Preferred Stock) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                    (xiii) Automatic Conversion.

                    (A) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series A Preferred Conversion Price, (A) at any time upon the written consent of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock, (B) upon the closing of a Qualified Public Offering, or (C) upon a Qualified Sale. The term "Qualified Public Offering" shall mean a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least four times the then effective Series A Preferred Conversion Price, and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $60,000,000. The term "Qualified Sale" shall mean an Acquisition or Asset Transfer (as defined in Section (c)) which provides for minimum consideration payable with respect to each share of Common Stock (on a fully diluted basis) of at least three times the then effective Series A Preferred Conversion Price in cash or Liquid Stock. The term "Liquid Stock" shall mean capital stock which is registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended, the disposition of which would not be significantly restricted by low trading volume or otherwise; provided, that capital stock which is either (i) listed for trading on the NASDAQ National Market System with average daily trading volume over the past six months of at least 100,000 shares, or (ii) listed for trading on the New York Stock Exchange, Inc. shall be deemed to be Liquid Stock. Upon such automatic conversion, any accrued and unpaid dividends shall be paid in accordance with the provisions of Section (a).

                    (B) Upon the occurrence of any of the events specified in subparagraph (A), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the holder entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                    (xiv) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                    (xv) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                    (xvi) Notices. Any notice required by the provisions of this Section (d) shall be in writing and shall be deemed effectively given:
     (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) 1 day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

                    (xvii) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

                    (xviii) No Impairment. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                    (xix) Satisfaction of Accrued Dividends. Except as otherwise expressly provided, upon the conversion of any shares of Series A Preferred Stock into Common Stock as provided herein, the holders thereof shall be entitled to receive a payment in satisfaction of all accrued but unpaid dividends, subject to limitations regarding the cancellation of PIK Shares contained in this Section.

          (e) Optional Redemption.

                    (i) Redemption at Option of Holders of Series A Preferred Stock. At any time on and after January 20, 2006, at the request of any holder of Series A Preferred Stock, such holder may require the Company to redeem all, but not less than all, of the shares of Series A Preferred Stock held by such holder in accordance with the provisions contained in this Section (e). In no event shall the Company be required to redeem shares in excess of the amount permitted by law; provided, however, that such inability to redeem shall not have any impact or effect upon the per-share Series A Redemption Price (as hereinafter defined). All redemptions shall be made in the order in which notices of redemption are received (with any notice of redemption received within 25 days of delivery of notice by an Initial Redeeming Holder (as hereinafter defined) under subsection (iii) being treated as having been received simultaneously with that of the Initial Redeeming Holder), and, if less than all of the shares submitted for redemption in a particular 25-day period are capable of being redeemed, then such shares shall be redeemed on a pro rata basis, based on the number of shares that each stockholder submitted for redemption.

                    (ii) Redemption Price of Series A Preferred Stock. The price at which the Series A Preferred Stock shall be redeemed (the "Series A Redemption Price") shall be equal to the Series A Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series A Preferred Stock plus accrued but unpaid dividends.

                    (iii) Exercise of Option to Redeem Series A Preferred Stock. If a holder of Series A Preferred Stock desires to exercise such holder's option to redeem all, but not less than all, of such holder's shares of Series A Preferred Stock pursuant to this Section (e), such holder (the "Initial Redeeming Holder") must give written notice to the Company specifying the number of shares to be redeemed, and the Company shall promptly provide a copy of such notice to each other holder of Series A Preferred

     Stock. No later than 25 days after receipt by the Company of notice of the Initial Redeeming Holder, if any other holder of Series A Preferred Stock also wishes to redeem all of such holder's shares of Series A Preferred Stock at the same time as the redemption of the shares of the Initial Redeeming Holder, such additional holder shall provide a notice comparable to that of the Initial Redeeming Holder to the Company and the Company shall promptly provide a copy of such notice to each other holder of Series A Preferred Stock. Redemptions shall be made on a date 30 calendar days after the date on which the Company receives the notice of the Initial Redeeming Holder (or the first business day thereafter). Each such date of redemption shall be a "Series A Redemption Date." To receive the Series A Redemption Price, the holder of shares of Series A Preferred Stock must present and surrender the certificate or certificates representing such shares (duly endorsed for transfer) to the Company at the principal executive offices of the Company no later than three business days prior to the Series A Redemption Date. The Company shall pay the Series A Redemption Price to, or to the order of, the person whose name appears on such certificate or certificates as the owner thereof. The Company shall pay the entire Series A Redemption Price on the Series A Redemption Date.

                    (iv) Effect of Redemption. From and after the Series A Redemption Date, unless the Company shall default in providing for the payment of the Series A Redemption Price, all dividends on such shares requested to be redeemed pursuant to this Section (e) shall cease to accrue, and all rights of the holders of any such shares subject to redemption as stockholders of the Company with respect to such shares, except the right to receive the Series A Redemption Price, shall cease and terminate. Any shares of Series A Preferred Stock that are redeemed by the Company shall be retired and shall not be reissued.

                    (v) Failure to Redeem. If the Company shall for any reason fail to redeem any shares of Series A Preferred Stock as required by this Section (e), and such failure shall continue for a period of 30 days, then notwithstanding anything to the contrary contained in this Certificate of Designation, with respect to all shares of Series A Preferred Stock then outstanding: (i) the conversion rights set forth in Section (d) hereof shall continue beyond any date for redemption specified in said Section, and said rights may be exercised at any time; and (ii) the Company may not, other than in the ordinary course of business, incur any indebtedness for money borrowed or borrow or reborrow any amounts under any lines of credit or any other borrowing facility which it may then have outstanding without the prior written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, unless the proceeds of such incurrence of such indebtedness or borrowing or reborrowing are to be used to make all redemptions then required to be made; and (iii) dividends shall continue to accrue and be paid in accordance with and as defined in Section
     (a), and, to the extent not paid, shall be added to the Series A Redemption Price. Nothing herein shall limit the Company's obligations to redeem as set forth above, or limit the remedies available to the holders of Series A Preferred Stock in the event of a failure of the Company to honor such obligations.

          (f) Waiver. Any rights of the holders of Series A Preferred Stock set forth herein may be waived by the affirmative vote or consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

          (g) Limitation on Reissuance of Shares. No share of shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Company is authorized to issue.

                                   EXHIBIT B
                                   ---------

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ABSENT REGISTRATION OF SUCH SECURITIES UNDER SAID ACT AND SAID LAWS UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

      Void after 5:00 p.m. (Eastern Standard Time), on _____________, 2011

                                    WARRANT
                          TO PURCHASE COMMON STOCK OF
                           BREAKAWAY SOLUTIONS, INC.

                               28,571,429 Shares

     THIS CERTIFIES that, SCP Private Equity Partners II, L.P. (herein called "Holder"), or registered assigns, is entitled to purchase from Breakaway Solutions, Inc., a corporation organized and existing under the laws of Delaware (herein called the "Company"), at any time after the date hereof and until 5:00 p.m. (Eastern Standard Time) on ____________, 2011 [ten years after date of warrant], (the "Expiration Date") 28,571,429 fully paid and non-assessable shares of Common Stock of the Company, par value $0.000125 per share (the "Common Stock"), at a purchase price per share of $0.70 (the "Exercise Price").

     The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to limitation and adjustment from time to time as hereinafter set forth.

Definitions
-----------

     "Additional Shares of Capital Stock" shall mean all shares of Capital Stock
      ----------------------------------
issued by the Company, except: shares of Common Stock issued or issuable upon exercise of options, warrants (other than outstanding warrants granted in favor of Invest Inc.), convertible securities or other rights outstanding as of [add date of issuance of first share of Series A Preferred Stock]; and shares of Common Stock issued or issuable by the Company or any subsidiary to employees, officers, directors or consultants pursuant to stock option plans that are approved by the Board of Directors of the Company (with an exercise price not less than the fair market value of the Common Stock at the time of the grant) and are permitted by Section 7.4 of the Series A Agreement, unless otherwise approved by the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock.

     "Capital Stock" shall mean the Company's Common Stock, and any other stock
      -------------
of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

     "Investor Rights Agreement" means the Investor Rights Agreement between the
      -------------------------
Company, SCP Private Equity Partners II, L.P., snf ICG Holdings, Inc., dated February __, 2001.

     "Series A Agreement" means the Series A Preferred Stock Purchase Agreement
      ------------------
between the Company, SCP Private Equity Partners II, L.P., and ICG Holdings, Inc., dated February __, 2001.

  "Warrant Shares" means the shares of Common Stock deliverable upon exercise of
   --------------
this Warrant, as adjusted from time to time.

  Section 1.  Exercise of Warrant.
              -------------------

          (a) This Warrant may be exercised in whole or in part on any business day (the "Exercise Date") and on or before the Expiration Date by presentation and surrender hereof to the Company at its principal office at the following address: 2 Seaport Lane, Boston, MA 02110, or at the office of its stock transfer or warrant agent, if any, (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that the certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.


  (b) Notwithstanding the provisions of paragraph (a), the Holder may, at its sole option, elect to exercise this Warrant in whole or in part by receiving Warrant Shares equal to the value (as determined below) of this Warrant, or any part hereof, upon surrender of the Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of Warrant Shares calculated on the basis of the following formula:

               X =  Y(A-B)
                    ------
                       A

  Where:  X =  the number of Warrant Shares to be issued to the Holder

          Y =  the number of Warrant Shares to be exercised under this Warrant

          A = the current fair market value of one share of Common Stock calculated (determined in the manner set forth in Section 3) as of the last business day immediately preceding the exercise of this Warrant

               B =  the Exercise Price

  Section 2.  Reservation of Shares.  The Company shall reserve at all times for
              ---------------------
issuance and delivery upon exercise or conversion of this Warrant all shares of its Common Stock or other shares of Capital Stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or conversion of this Warrant in accordance with the terms hereof, including payment of the applicable Exercise Price in full, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions ("Liens") on sale (other than (i) restrictions pursuant to applicable federal and state securities laws, and (ii) any Liens created by any action or inaction of the Holder of the Warrant Shares) and free and clear of all preemptive rights. If the Common Stock is listed on any national securities exchange or The NASDAQ National Market, the Company shall also list such shares on such exchange subject to notice of issuance or maintain the listing of its Common Stock on The NASDAQ

National Market, as the case may be.

     Section 3.  Fractional Interest. The Company will not issue a fractional
                 -------------------
share of Common Stock or scrip upon any exercise or conversion of this Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the current market price of a full share by the fraction of the share and rounding the result to the nearest cent.


     The current market value of a share of Common Stock for purposes of this Section shall be determined as follows:

                 (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The NASDAQ National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or Market on the last business day prior to the date of exercise or conversion of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or Market; or

                 (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., on the last business day prior to the date of exercise or conversion; or

                 (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value per share shall be an amount determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company.

     Section 4.  Exchange, Transfer, Assignment or Loss of Warrant.
                 -------------------------------------------------

          (a)    Except as otherwise provided in Section 8, the Holder of this
                                                 ---------
Warrant shall be entitled, at its option, without expense and without obtaining the consent of the Company, to assign its interest in this Warrant, or any of the Warrant Shares, in whole or in part, upon presentation and surrender hereof to the Company or its stock transfer agent, if any; provided, however, that the
                                                    --------  -------
transferee, prior to any such transfer, agrees in writing, in form and substance satisfactory to the Company, to be bound by the terms of this Warrant and provides the Company with an opinion of counsel in such form reasonably acceptable to the Company, that such transfer would not be in violation of the Act or any applicable state securities or blue sky laws.

          (b)    Subject to the provisions of Section 8, upon surrender of this
                                              ---------
Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

          (c) This Warrant may be divided by or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer or warrant agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any warrants into which this Warrant may be divided or exchanged.

          (d) This Warrant is exchangeable, upon the surrender thereof by the Holder at the principal office of the Company, for new Warrants of like tenor registered in the Holder's name and representing in the aggregate the right to purchase the number of shares purchasable under the Warrant being exchanged, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

     Section 5.  Rights of the Holder.  The Holder shall not, by virtue hereof,
                 --------------------
be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those set forth in this Warrant.

     Section 6.  Adjustment of Exercise Price and Number of Shares.  The number
                 -------------------------------------------------
and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a)    Reclassification, Consolidation or Merger. In case of any
                 -----------------------------------------
reclassification or change of outstanding securities issuable upon exercise or conversion of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Warrant), the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new warrant providing that the Holder of the Warrant shall have the right to exercise such new warrant (upon terms not less favorable to the Holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation or merger by the Holder of one share of Common Stock issuable upon exercise or conversion of this Warrant had the Warrants been exercised or converted immediately prior to such reclassification, change, consolidation, or merger. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this subsection 6(a) shall
                     ---------                         ---------------
similarly apply to successive reclassifications, changes, consolidations, or mergers.

          (b)    Subdivision or Combination of Shares. If the Company at any
                 ------------------------------------
time while this Warrant remains outstanding and unexpired, shall subdivide or combine its Capital Stock, the Exercise Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so combining, as of such record date, whichever is earlier.

          (c)    Certain Dividends and Distributions. If the Company at any time
                 -----------------------------------
while this Warrant is outstanding and unexpired shall:

               (i)  Stock Dividends. Pay a dividend in shares of, or make
                    ---------------
     another distribution of shares of, its Capital Stock, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying that Exercise Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Capital Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Capital Stock outstanding immediately after such dividend or distribution; or

               (ii) Liquidating Dividends, Etc. Make a distribution of its
                    --------------------------
     assets to the holders of its Capital Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law, the Holder shall, upon its exercise, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, a sum equal to the amount of such assets as would have been payable to it as owner of that number of shares of Common Stock receivable by exercise or conversion of the Warrant had it been the Holder of record of such Common Stock on the record date for such distribution, or if no such record is taken, as of the date of such distribution, and an appropriate provision therefor shall be made a part of any such distribution.

          (d)  Issuance of Additional Shares of Capital Stock. If the Company at
               ----------------------------------------------
any time while this Warrant remains outstanding and unexpired shall issue any Additional Shares of Capital Stock (otherwise than as provided in the foregoing subsections (6)(a) through (6)(c) above) at a price per share less, or for other
-----------------          ------
consideration lower, than the Exercise Price, or without consideration, then upon such issuance the Exercise Price shall be adjusted to the price per share paid for such Additional Shares of Common Stock (but not less than the par value of the Common Stock). The provisions of this subsection 6(d) shall not apply
                                             ---------------
under any of the circumstances for which an adjustment is provided in subsections 6(a), 6(b) or 6(c). No adjustment of the Exercise Price shall be
---------------   ----    ----
made under this subsection 6(d) upon the issuance of any Additional Shares of
                ---------------
Capital Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any such adjustments shall previously have been made upon the issuance of any such warrants, options or other rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) pursuant to subsections 6(e) or 6(f) hereof.
                      ----------- ----    ----

          (e)  Issuance of Warrants, Options or Other Rights. In case the
               ---------------------------------------------
Company shall issue any warrants, options or other rights to subscribe for or purchase any Additional Shares of Capital Stock and the price per share for which Additional Shares of Capital Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Exercise Price per share of Common Stock hereunder, then upon such issuance the Exercise Price shall be adjusted as provided in subsection 6(d) hereof on the
                                                ---------- ----
basis that the aggregate consideration for the Additional Shares of Capital Stock issuable pursuant to such warrants, options or other rights, shall be deemed to be the consideration received by the Company for the issuance of such warrants, options, or other rights plus the minimum consideration to be received by the Company for the issuance of Additional Shares of Capital Stock pursuant to such warrants, options, or other rights.

          (f)  Issuance of Convertible Securities. In case the Company shall
               ----------------------------------
issue any securities (debt or equity) convertible into Additional Shares of Capital Stock and the consideration per share for which Additional Shares of Capital Stock may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be less than the Exercise Price, then upon such issuance the Exercise Price shall be adjusted as provided in subsection 6(d) hereof on the basis that (i) the maximum number of Additional
---------------
Shares of Capital Stock necessary to effect the conversion or exchange of all such convertible securities shall be deemed to have been issued as of the date of issuance of such convertible securities, and (ii) the aggregate consideration for such maximum number of Additional Shares of Capital Stock shall be deemed to be the minimum consideration received by the Company for the issuance of such Additional Shares of Capital Stock pursuant to the terms of such convertible securities. No adjustment of the Exercise Price shall be made under this subsection upon the issuance of any convertible securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to subsection 6(e) hereof.
                                                      ---------------

          (g)  Adjustment of Number of Shares. Upon each adjustment in the
               ------------------------------
Exercise Price pursuant to any provisions of this Section 6, the number of
                                                  ---------
shares of Common Stock purchasable hereunder shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

          (h)  Other Provisions Applicable to Adjustments Under this Section.
               -------------------------------------------------------------
The following provisions will be applicable to the making of adjustments in the Exercise Price hereinabove provided in this Section 6:
                                            ---------

               (i)  Computation of Consideration. To the extent that any
                    ----------------------------
     Additional Shares of Capital Stock or any convertible securities (debt or equity) or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Capital Stock or any convertible securities (debt or equity) shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Capital Stock or convertible securities (debt or equity) are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Capital Stock or convertible securities (debt or equity) are sold to underwriters or dealers for public offering without a subscription offering, or through underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or incurred by the Company for and in the underwriting of, or otherwise in connection with the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Company's Board of Directors. The consideration for any Additional Shares of Capital Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants, options or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Capital Stock issuable pursuant to the terms of any convertible securities (debt or equity) shall be the consideration paid or payable to the Company in respect of the subscription for or purchase of such convertible securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such convertible securities. In case of the issuance at any time of any Additional Shares of Capital Stock or convertible securities (debt or equity) in payment or satisfaction of any dividend upon any class of stock preferred as to dividends in a fixed amount, the Company shall be deemed to have received for such Additional Shares of Capital Stock or convertible securities a consideration equal to the amount of such dividend so paid or satisfied.

          (ii)   Readjustment of Exercise Price. Upon the expiration of the
                 ------------------------------
right to convert or exchange any convertible securities (debt or equity), or upon the expiration of any rights, options or warrants, the issuance of which convertible securities, rights, options or warrants effected an adjustment in the Exercise Price, if any such convertible securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of shares of Capital Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such convertible securities or upon exercise of any such rights, options, or warrants shall no longer be computed as set forth above, and such Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section 6 after the issuance of such
                                        ---------
convertible securities, rights, options or warrants) had the adjustment of the Exercise Price made upon the issuance or sale of such convertible securities or issuance of rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Capital Stock actually issued upon conversion or exchange of such convertible securities, or upon the exercise of such rights, options or warrants, and thereupon only the number of Additional Shares of Capital Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in subsection (6)(h)(i) hereof) shall be deemed to have been received by the
--------------------
Company.

          (iii)  Treasury Shares.  The number of shares of Capital Stock at any
                 ---------------
time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company.

          (iv)   Other Action Affecting Capital Stock. In case after the date
                 ------------------------------------
hereof the Company shall take any action affecting the Capital Stock, other than an action described in any of the foregoing subsections (6)(a) to (6)(f) hereof,
                                            ------------------    ------
inclusive, which in the opinion of the Company's Board of Directors would have a materially adverse effect upon the rights of the Holder to purchase the Warrant Shares, the Exercise Price shall be adjusted in such manner and at such time as the Board of Directors may in good faith determine to be equitable in the circumstances.

     (i)  Notice of Certain Actions.  In the event that:
          -------------------------

          (i) the Company shall authorize the issuance to all holders of its Common Stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its Common Stock or of any other subscription rights, warrants, options or convertible securities; or

          (ii) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company's Capital Stock for which the Exercise Price shall have been adjusted pursuant to subsection (6)(a) or cash
                                                    -----------------
dividends or cash distributions payable out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business); or

          (iii) the Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

                 (iv) the Company is the subject of a voluntary or involuntary dissolution, liquidation or winding-up procedure; or

                 (v) the Company proposes to take any action (other than actions of the character described in subsections (6)(a), (6)(b), (6)(c),
                                           ------------------  ------  ------
     (6)(d) or (6)(e) that would require an adjustment of the Exercise Price
     ------    ------
     pursuant to this Section 6; then the Company shall cause to be mailed by
                      ---------
     first-class mail to the Holder, at least ten (10) days prior to the applicable record or effective date hereinafter specified, a notice stating
     (x) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

     Section 7.  Officers' Certificate.  Whenever the Exercise Price shall be
                 ---------------------
adjusted as required by the provisions of Section 6, the Company shall forthwith
                                          ---------
file in the custody of its secretary or an assistant secretary at its principal office an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. A copy of each such officers' certificate shall be promptly mailed, by certified mail, to the Holder and the original shall be made available at all reasonable times for inspection by any other holder of a Warrant executed and delivered pursuant to Section 4 hereof.
                      ---------

     Section 8.  Transfer to Comply with the Securities Act of 1933;
                 ---------------------------------------------------
Registration Rights; Co-Sale Agreement. No sale, transfer, assignment,
--------------------------------------
hypothecation or other disposition of this Warrant or of the Warrant Shares shall be made if such transfer, assignment or other disposition would result in a violation of the Act, or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account, and not as a nominee thereof, for investment, and not with a view toward distribution or resale, except as permitted by the Act, and shall provide such other information to the Company as the Company may reasonably request. Any Warrant and any Warrants issued upon exercise of, substitution for, or upon assignment or transfer of this Warrant, as the case may be, and all shares of Common Stock issued upon exercise hereof or conversion thereof shall bear legends (in addition to any legend required by state securities laws) in substantially the form set forth on the first page of this Warrant, unless and until such securities have been transferred pursuant to an effective registration statement under the Act or may be freely sold to the public pursuant to Rule 144 (or any successor rule thereto) or otherwise.

     Section 9.  Registration Rights.  The Holder and any transferee of the
                 -------------------
Warrant or the

Warrant Shares issuable hereunder shall have the right to require the Company to register the Warrant Shares with the Securities and Exchange Commission for resale as provided in the Investor Rights Agreement.

     Section 10.  Modification and Waiver.  Neither this Warrant nor any term
                  -----------------------
hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by the holder hereof.

     Section 11.  Notices.  Any notice, request or other document required or
                  -------
permitted to be given or delivered to the Holder or the Company shall be delivered or shall be sent by certified mail or documented overnight delivery service, postage prepaid, or by telecopy, receipt acknowledged, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in Section 1 of this Warrant.
                              ---------

     Section 12.  Descriptive Headings and Governing Law.  The descriptive
                  --------------------------------------
headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Pennsylvania.

     Section 13.  No Impairment. The Company will not knowingly avoid or seek to
                  -------------
avoid the observance or performance of any of the terms to be observed or performed hereunder by it, but will at all times in good faith assist in the carrying out of all of the provisions of this Warrant.


     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of _________ __, 2001


                                    BREAKAWAY SOLUTIONS, INC.


                                    By:  _____________________________________

                                    Name:_____________________________________

                                    Title:____________________________________

                                 PURCHASE FORM
                                 -------------


                                    Dated _______________________


     The undersigned hereby irrevocably elects to exercise the within Warrant to purchase _____________ shares of Common Stock and hereby makes payment of $____________________ in payment of the exercise price thereof.


                                    ___________________________________________
                                    [PRINT OR TYPE NAME OF ENTITY]

                                    By:   _____________________________________

                                    Name: _____________________________________

                                    Title:_____________________________________

                                ASSIGNMENT FORM
                                ---------------



                                         Dated ________________________


  FOR VALUE RECEIVED, _________________________________ hereby sells, assigns
and
                         (please type or print in block letters)

transfers unto _____________________________________________________ (the
"Assignee"), of
            (please type or print in block letters)

________________________________________________________________________________
(Address)

its right to purchase up to _________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
_______________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


                                    __________________________________________
                                    [PRINT OR TYPE NAME OF ENTITY]

                                    By:  _____________________________________

                                    Name:_____________________________________

                                    Title:_____________________________________

                                   EXHIBIT C
                                   ---------

                            SCHEDULE OF PURCHASERS

---------------------------------------------------------------------------------------------
Purchaser                      Number of     Purchase Price     Number of      Purchase Price
                               Shares        for Shares         Warrants       for Warrants
---------------------------------------------------------------------------------------------
SCP Private Equity Partners    214,286       $15,000,020        28,571,429     $285.71
II, L.P.
Building 300
435 Devon Park Drive
Wayne, PA 19087-1993
Attn: Wayne Weisman
Telephone: 610 254-4124
Facsimile: 610 975-9546

---------------------------------------------------------------------------------------------
ICG Holdings, Inc.             142,858       $10,000,060        14,285,720     $142.86
Pencador Corporate Center
100 Lake Drive, Suite 4
Newark, DE 19742
Attn: Henry Nassau
Telephone: 302 292-3971
Facsimile: 302 292-3972

---------------------------------------------------------------------------------------------

                                   EXHIBIT D
                                   ---------



                           BREAKAWAY SOLUTIONS, INC.


                           INVESTOR RIGHTS AGREEMENT

                           INVESTOR RIGHTS AGREEMENT

     THIS INVESTOR RIGHTS AGREEMENT (the "Agreement") is made as of the _____ day of March, 2001, by and between BREAKAWAY SOLUTIONS, INC., a Delaware corporation (the "Company"), SCP PRIVATE EQUITY PARTNERS II, L.P., a Delaware limited partnership ("SCP"), and ICG HOLDINGS, INC., a Delaware corporation ("ICG"). (the "Investor"). (SCP and ICG are sometimes individually referred to as an "Investor" and collectively as the "Investors.")

                                   RECITALS

     WHEREAS, the Company and the Investors are parties to that certain Series A Preferred Stock Purchase Agreement, dated as of February 16, 2001 (the "Series A Agreement"), pursuant to which the Company has agreed to sell to the Investors, and the Investors have agreed to purchase from the Company, (a) an aggregate of 357,143 shares (the "Initial Preferred Stock") of the Company's Series A Preferred Stock, $0.0001 par value ("Series A Preferred Stock"), initially convertible into 35,714,300 shares of its Common Stock, $0.000125 par value ("Common Stock"), at an aggregate purchase price of $25,000,010 ($70.00 per share of Series A Preferred Stock), and (b) warrants (the "Warrants") to purchase up to 42,857,149 shares of Common Stock at an exercise price of $0.70 per share;

     WHEREAS, pursuant to the Series A Agreement, SCP proposes to commit to purchase an additional 71,429 shares of Series A Preferred Stock (the "Option Preferred Stock") at the aggregate purchase price of $5,000,030 ($70.00 per share of Series A Preferred Stock) on the terms and conditions hereinafter set forth; and

     WHEREAS, in order to induce the Investors to enter into the Series A Agreement, the Company has agreed to grant to the Investors certain rights to register, under the Securities Act of 1933, as amended, the offer and sale of the Common Stock which the Investors might acquire upon conversion of the Series A Preferred Stock (the "Conversion Stock") or exercise of the Warrants ("Warrant Stock"); and

     WHEREAS, Investors' and the Company's respective obligations under the Series A Agreement are conditioned upon the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I
                              REGISTRATION RIGHTS

     The Company covenants and agrees as follows:

          1.1.  Definitions.

     For purposes of the Agreement:

                (a) The term "Act" means the Securities Act of 1933, as amended.

                (b) The term "Holder" means any person owning Registrable Securities or securities convertible into or exercisable for Registrable Securities or any assignee thereof pursuant to Section 1.6 herein.

                (c) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                (d) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                (e) The term "Registrable Securities" means (i) the Conversion Stock, (ii) the Warrant Stock, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Article 1 are not assigned.

                (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                (g) The term "SEC" shall mean the Securities and Exchange Commission.

                (h) The term "Shelf Registration Period" shall have the meaning set forth in Section 1.2 hereof.

                (i) The term "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of
Section 1.2 hereof which covers any of the Registrable Securities on Form S-3 or on another appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case, including the prospectus contained therein, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.

     1.2.  Obligations of the Company.  The Company shall:
           --------------------------

           (a) prepare and file with the SEC, within 30 days after the Closing Date (as defined in the Series A Agreement), a Shelf Registration Statement to enable the resale of the Registrable Securities by each Holder from time to time in accordance with the methods of distribution elected by such Holder of the Registrable Securities and set forth in such Shelf Registration Statement and shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Act prior to 60 days following the filing of such Shelf Registration Statement with the SEC;

           (b) prepare and file with the SEC, within 30 days after receipt of a written request from a Holder of Registrable Securities, a Shelf Registration Statement to enable the resale by the Holder of any Registrable Securities which were not included in the Shelf Registration Statement filed pursuant to paragraph (a), from time to time in accordance with the methods of distribution elected by any Holder of the Registrable Securities and set forth in such Shelf Registration Statement and shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Act prior to 30 days following the filing of such Shelf Registration Statement with the SEC;

           (c) prepare and file with the SEC such amendments and supplements to any Shelf Registration Statement as may be necessary to comply with the provisions of the Act, the 1934 Act or the SEC;

           (d) keep each Shelf Registration Statement continuously effective under the Act in order to permit the prospectus related thereof to be usable by the Holders until, as to a particular Shelf Registration Statement, the earlier of (i) the date as of which all Registrable Securities covered by such Shelf Registration Statement may be transferred pursuant to Rule 144(k) of the Act (or any similar provision then in force), or (ii) such date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called a "Shelf Registration Period");

           (e) prepare and file with the SEC such amendments and post-effective amendments to any Shelf Registration Statement as may be necessary to keep any such Shelf Registration Statement continuously effective for the applicable Shelf Registration Period;

           (f) cause the prospectus related to any Shelf Registration Statement to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Act;

           (g) comply in all material respects with the provisions of the Act with respect to the disposition of securities covered by each Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition by each Holder set forth in the relevant Shelf Registration Statement as so amended or as such prospectus is so supplemented;

           (h) furnish to each Holder such numbers of copies of the prospectuses, including preliminary prospectuses, in conformity with the requirements of the Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

           (i) use its best efforts to register and qualify the securities covered by each Shelf Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by a Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

           (j) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

           (k) advise each Holder, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of any Shelf Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

           (l) notify each Holder of the happening of any event as a result of which a prospectus included in any Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing and, following such notification, promptly deliver to each Holder copies of all amendments or supplements referred to in paragraphs (c), (e) and (f) of this
Section 1.2;

           (m) cause all Registrable Securities registered pursuant to Article 1 hereunder to be listed on the Automated Quotation System of the National Association of Securities Dealers and on any securities exchange on which similar securities issued by the Company are then listed;

           (n) provide a transfer agent and registrar for all Registrable Securities registered pursuant to Article 1 hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

           (o) furnish, at the request of any Holder, on the date that any Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Shelf Registration Statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the under-writers, if any, and to the Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders.

          1.3.  Expenses of Registration.  All expenses, including (without
                ------------------------
limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and fees and disbursements for counsel for the Investors shall be borne by the Company, but excluding underwriting discounts and selling commissions.

          1.4.  Indemnification.
                ---------------

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its partners, officers and directors, and any underwriter (as defined in the Act) for a Holder and each person, if any, who controls a Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act or any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to such Holder, partner, officer, director, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defendant any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person.

           (b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed a Shelf Registration Statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, and any controlling person of any such underwriter, each other Holder, each of its partners, officers and directors and any controlling person of any such Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Shelf Registration Statement; and the Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.4(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.4(b) exceed the gross proceeds from the offering related to such Shelf Registration Statement received by the Holder.

           (c)  Promptly after receipt by an indemnified party under this
Section 1.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
1.4 but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.4.

           (d) If the indemnification provided for in this Section 1.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e)  The obligations of the Company and Holders under this
Section 1.4 shall survive the completion of any offering of Registrable Securities relating to the Shelf Registration Statement covering such securities, and otherwise.

          1.5. Reports under the Securities Exchange Act of 1934.  The Company
               -------------------------------------------------
shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the 1934 Act, shall comply in all respects with its reporting and filing obligations under the 1934 Act, and shall not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the 1934 Act. The Company shall use its best efforts to continue the listing of its Common Stock on the Automated Quotation System of the National Association of Securities Dealers, and shall comply in all material respects with its reporting, filing and other obligations under the bylaws or rules of such exchange or association.

          1.6. Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Article 1 may be assigned (but only with all related obligations) by a Holder to one or more transferees of the Registrable Securities; provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

          1.7. Limitations on Subsequent Registration Rights. From and after the
               ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders representing in the aggregate at least 50% of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to interfere with or otherwise limit a Holder's registration rights under this Agreement.

          1.8. Investor Information.  Each Holder who includes Registrable
               --------------------
Securities in any registration pursuant to this Article I shall promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                                  ARTICLE II
                           COVENANTS OF THE COMPANY.

          2.1. Information Available. So long as any Shelf Registration
               ---------------------
Statement is in effect, the Company shall deliver to the Investors:

               (a) (i) as soon as practicable, but in any event within 45 days after the end of each fiscal year of the Company, one copy of (A) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (B) its Annual Report on Form 10-K; and (ii) as soon as practicable, but in any event within 45 days after the end of each fiscal quarter of the Company, one copy of its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits);

               (b) upon the request of any Investor, all exhibits excluded by the parenthetical to paragraph (a) of this Section 2.1 as filed with the SEC and all other information that is made available to stockholders;

               (c) upon the request of any Investor, an adequate number of copies of the prospectus related to any Shelf Registration Statement to supply to any other party requiring such prospectus; and the Company, upon the reasonable request of an Investor, will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in any Shelf Registration Statement and will otherwise cooperate with the Investor in conducting an investigation for the purpose of reducing or eliminating such Investor's exposure to liability under the Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto; and

               (d) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as an Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (d) to provide information which it deems in good faith to be a trade secret or similar confidential information until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

          2.2. Inspection. So long as any Shelf Registration Statement is
               ----------
effective, the Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this
Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

                                  ARTICLE III
                              BOARD OF DIRECTORS.

          3.1. Election of Directors.  For so long as SCP shall hold at least
               ---------------------
fifty percent of the shares of the Series A Preferred Stock originally issued to SCP pursuant to the Se-ries A Agreement, the board of directors shall consist of 7 members and the Company shall use its best efforts to (a) maintain a seven member Board of Directors, (b) reserve two seats on the Board of Directors for members selected by SCP (in separate classes), (c) reserve one seat on each committee of the Board of Directors for one of the directors selected by SCP and identified to the Company in writing, to the extent consistent with applicable director independence requirements, and (d) reserve one seat on the Board of Directors for a member selected by ICG and SCP (in a class different from the classes containing the two directors selected by SCP pursuant to clause (b)) and identified to the Company in writing.

                                  ARTICLE IV
                               COVENANTS BY ICG.

          4.1. Lockup Agreement.  So long as SCP holds at least 10% of its
               ----------------
aggregate ownership of the Series A Preferred Stock, any Warrants, any shares of Conversion Stock, or any Warrant Stock (based, in the case of the Series A Preferred Stock, on the number of shares of Common Stock into which the Series A Preferred Stock shall be convertible), ICG shall not sell or otherwise dispose of any shares of Common Stock either owned by it on the date of this Agreement or which it is entitled to purchase pursuant to outstanding securities it owns on the date of this Agreement, which ICG represents to be a total of ___________ shares ("ICG Common Stock"). In addition, ICG agrees that it shall not sell any securities purchased pursuant to this Agreement (or obtained by the exercise or conversion of any securities purchased pursuant to this Agreement) (the "ICG Agreement Holdings"); provided that if SCP sells Common Stock after the date of this Agreement, ICG shall be permitted to sell, at the time of such sale, up to a number of shares that represents the same percentage of the ICG Agreement Holdings as the percentage SCP's sale represents of the securities it purchased pursuant to this Agreement (or obtained by the exercise or conversion of any securities purchased pursuant to this Agreement). For purposes of this Section 4.1, if SCP shall sell shares of Series A Preferred Stock or Warrants, it shall be deemed to have sold that number of shares of Common Stock into which the shares of Series A Preferred Stock were convertible or the number of shares of Common Stock issuable upon exercise of the Warrants, calculated on the date the shares of Series A Preferred Stock or the Warrants, as the case may be, were sold.

                                   ARTICLE V
                                MISCELLANEOUS.

          5.1. Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          5.2. Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the Commonwealth of Pennsylvania as applied to agreements among Pennsylvania residents entered into and to be performed entirely within Pennsylvania.

          5.3. Rule 144.  The Company covenants that it will (a) file in a
               --------
timely manner all reports and other documents required to be filed by it under the Act and the 1934 Act and the rules and regulations adopted by the SEC thereunder, (b) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times, and (c) take such further action as the Investors may reasonably request, all to the extent required from time to time to enable the Investors to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of an Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

          5.4. Legend.  Each stock certificate representing (a) the Registrable
               ------
Securities, or (b) any other securities issued in respect of the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SHARES OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          5.5. Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.6. Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          5.7. Notices. All notices and other communications required or
               -------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage pre-paid, sent by telefacsimile, or otherwise delivered by hand or by a nationally-recognized overnight courier, addressed (a) if to an Investor, at such Investor's address or telefacsimile number set forth on the signature page hereto, or at such other address or telefacsimile number as such Investor shall have furnished to the Company in writing, or (b) if to the Company, one copy should be sent to its address or telefacsimile number set forth on the signature page hereto and addressed to the attention of the Corporate Secretary, or at such other address or telefacsimile number as the Company shall have furnished to the Investors.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) in the case of personal delivery or delivery by telefacsimile, on the date of such delivery,
(ii) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

          5.8.   Expenses.  If any action at law or in equity is necessary to
                 --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          5.9.   Amendments and Waivers.  Any term of this Agreement may be
                 ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders representing in the aggregate at least 50% of the then-outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          5.10.  Severability.  If one or more provisions of this Agreement are
                 ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          5.11.  Aggregation of Stock. All shares of Registrable Securities held
                 --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          5.12.  Entire Agreement; Amendment; Waiver. This Agreement (including
                 -----------------------------------
the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.

                              COMPANY
                              -------

                              BREAKAWAY SOLUTIONS, INC.

                              By:  ____________________________________
                                   Gordon Brooks
                                   President and Chief Executive Officer

                              Address:  Breakaway Solutions, Inc.
                                        3 Clock Tower Place, 4th Floor
                                        Maynard, MA 01754
                                        Attn:  Corporate Secretary
                                        Telephone:  617-275-3000
                                        Telefacsimile:  617-275-3434

                              INVESTORS:
                              ----------

                              SCP PRIVATE EQUITY PARTNERS II, L.P.
                              By: SCP Private Equity II General Partner, L.P.,
                                    its General Partner
                              By: SCP Private Equity II, LLC, its Manager

                              By:  ____________________________________
                                   Name:
                                   Title:
                              Address:  Building 300
                                        435 Devon Park Drive
                                        Wayne, PA 19087-1993
                                        Attn: Wayne Weisman
                                        Telephone: 610 254-4124
                                        Facsimile: 610 975-9546610

                              ICG HOLDINGS, INC.

                              By:  ____________________________________
                                   Name:
                                   Title:
                              Address:  Pencador Corporate Center
                                        100 Lake Drive, Suite 4
                                        Newark, DE 19742
                                        Attn: Henry Nassau
                                        Telephone: 302 292-3971
                                        Facsimile: 302 292-3972

                                   EXHIBIT E
                                   ---------

                           BREAKAWAY SOLUTIONS, INC.


                           INVESTOR VOTING AGREEMENT
                           -------------------------

          THIS INVESTOR VOTING AGREEMENT (the "Agreement") is made and entered into as of February 16, 2001, by and among SCP PRIVATE EQUITY PARTNERS II, L.P., a Delaware limited partnership ("SCP") and ICG HOLDINGS, INC., a Delaware corporation ("ICG") (SCP and ICG are collectively referred to as the "Investors" and each individually is referred to as an "Investor").

          WHEREAS, SCP proposes to enter into a Series A Preferred Stock Purchase Agreement (the "Series A Agreement") with ICG and Breakaway Solutions, Inc., a Delaware corporation (the "Company"), pursuant to which the Investors would agree to purchase certain securities of the Company from the Company (the "Financing");

          WHEREAS, the Company is required to obtain prior stockholder approval of the Financing and certain related matters (all as set forth in Section 5.9 of the Series A Agreement and hereinafter referred to as the "Series A Proposals") as a condition to the Financing;

          WHEREAS, in order to induce SCP to enter into the Series A Agreement and to provide certain bridge financing to the Company, ICG is willing to agree to vote all shares of Common Stock of the Company held by it in favor of the Series A Proposals; and

          WHEREAS, in connection with the consummation of the Financing, the Investors have agreed to provide for the future voting of their shares of the Company's capital stock as set forth below:

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.        Voting.
          ------

          1.1  Investor Shares.  The Investors agree to hold all shares of
               ---------------
voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof (collectively, the "Investor Shares") subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.

          1.2  Series A Proposals.  ICG shall vote all Investor Shares held by
               ------------------
it in favor of the Series A Proposals.

          1.3  Election of Directors.  On all matters relating to the election
               ---------------------
of directors of the Company, the Investors shall vote all Investor Shares held by them so as to elect members of the Board of Directors of the Company as follows:

          At each election of directors of the Company, the Investors shall vote all of their respective Investor Shares so as to elect:

               (a) two (2) representatives designated by SCP (in separate classes), so long as SCP holds at least fifty percent (50%) of the Series A Preferred Stock originally issued to it pursuant to the Series A Agreement (as adjusted for stock splits, dividends and the like); and

               (b) one (1) representative designated by SCP and ICG who shall be mutually acceptable to SCP and ICG (in a class different from the classes containing the two (2) directors selected by SCP pursuant to clause (a)), so long as SCP and ICG collectively own at least fifty percent (50%) of the Series A Preferred Stock originally issued to them pursuant to the Series A Agreement (as adjusted for stock splits, dividends and the like).

          Any vote taken to remove any director elected pursuant to this Section 1.2, or to fill any vacancy created by the removal, resignation or death of a director elected pursuant to this Section 1.2, shall also be subject to the provisions of this Section 1.2.

2.        Miscellaneous.
          -------------

          2.1  Representations and Warranties.
               ------------------------------

          (a) ICG represents and warrants that it now owns its Investor Shares, free and clear of liens and encumbrances and has not executed or delivered any proxy or entered into any other voting agreement or similar arrangement with respect to the Company's capital stock other than one which has expired or terminated prior to the date hereof; and

          (b) each of the parties represents and warrants that such party has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such party, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

          2.2  No Revocation.  The voting agreements contained herein are
               --------------
coupled with an interest and may not be revoked during the term of this Agreement.

          2.3  Further Action.  If and when the Investor Shares are sold, the
               --------------
parties or the personal representative of such party shall do all things and execute and deliver all documents and make all transfers, and cause any transferee to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

          2.4  Specific Performance.  The parties hereto acknowledge that it is
               --------------------
extremely difficult and may be impossible to measure in money the damages which will accrue to a party hereto by reason of a failure of any other party to perform any of the obligations under this Agreement, and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim of defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exist.

          2.5  Additional Shares.  In the event that subsequent to the date of
               -----------------
this Agreement any shares or securities are issued on, or in exchange for, any of the Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Investor Shares for purposes of this Agreement.

          2.6  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement of the parties with respect to the subject matter described herein, and supersedes all other prior or contemporaneous agreements, whether oral or written, between the parties with respect to this subject matter.

          2.7  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the Commonwealth of Pennsylvania as such laws are applied to agreements between Pennsylvania residents entered into and performed entirely in Pennsylvania.

          2.8  Amendments and Waivers.  This Agreement may be amended only by an
               ----------------------
instrument in writing signed by the Investors. Notwithstanding the foregoing, with respect to the rights of a party to designate a director, as provided in
Section 1.2 of this Agreement, such party's written consent to any amendment of such rights shall be required. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

          2.9  Subsequent Sale of Series A Preferred Stock.  In the event that
               -------------------------------------------
subsequent to the date of this Agreement, the Company sells additional shares of Series A Preferred Stock to a purchaser that is not a party to this Agreement, such purchaser shall become a party to this Agreement and shall have all of the rights and obligations of an "Investor" hereunder.

          2.10 Successors in Interest.  The provisions of this Agreement shall
               ----------------------
be binding upon and inure to the benefit of the successors in interest of the Investors. All such successors in interest shall be obligated to enter into this Agreement as a condition of transfer of shares of stock to such persons being effected by the Company. Notwithstanding the foregoing, with the prior written consent of SCP, the provisions of this Agreement shall not be binding on successors in interest of ICG.

          2.11  Legend.
                ------

          Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed on the certificates representing the Investor Shares the following restrictive legend (the "Legend"):

          "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN THE INVESTOR VOTING AGREEMENT DATED FEBRUARY 16, 2001. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

               ICG agrees that it will not request removal of the Legend (upon registration of transfer, reissuance or otherwise) from any such certificate, and will facilitate placement of the Legend on any new certificate issued to represent shares theretofore represented by a certificate carrying the Legend.

          2.12  Attorney's Fees.  In the event that any suit or action is
                ---------------
instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or in respect of this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          2.13  Notices.  All notices and other communications required or
                -------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by telefacsimile, or otherwise delivered by hand or by a nationally-recognized overnight courier, addressed to the Investors, at the address or telefacsimile as set forth on the signature page hereof, or at such other address or telefacsimile number as the Investors shall have furnished to the Company in writing.

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (a) in the case of personal delivery or delivery by telefacsimile, on the date of such delivery,
(b) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

          2.14  Severability.  If any provision of this Agreement is held to be
                ------------
invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          2.15  Counterparts.  This Agreement may be executed in one (1) or more
                ------------
counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Investor Voting Agreement as of the date first above written.

                         INVESTORS:
                         ---------

                         SCP PRIVATE EQUITY PARTNERS II, L.P.
                         By: SCP Private Equity II General Partner, L.P.,
                              its General Partner
                         By: SCP Private Equity II, LLC, its Manager

                         By:  /s/ Wayne B. Weisman
                              ____________________________________
                              Name: Wayne B. Weisman
                              Title: Manager
                         Address:   Building 300
                                    435 Devon Park Drive
                                    Wayne, PA 19087-1993
                                    Attn: Wayne Weisman
                                    Telephone: 610 254-4124
                                    Telefacsimile: 610 975-9546

                         ICG HOLDINGS, INC.

                         By:  /s/ Henry N. Nassau
                              ____________________________________
                              Name: Henry N. Nassau
                              Title: Vice President and Secretary
                         Address:   Pencador Corporate Center
                                    100 Lake Drive, Suite 4
                                    Newark, DE 19742
                                    Attn: Henry Nassau
                                    Telephone:
                                    Telefacsimile:

                                   EXHIBIT F
                                   ---------


                           BREAKAWAY SOLUTIONS, INC.


                    EXECUTIVE AND DIRECTOR VOTING AGREEMENT
                    ---------------------------------------

     THIS EXECUTIVE AND DIRECTOR VOTING AGREEMENT (the "Agreement") is made and entered into as of February __, 2001, by and among those certain executives and directors of Breakaway Solutions, Inc., a Delaware corporation (the "Company"), who hold shares of the Company's common stock listed on Exhibit A hereto (the "Holders") in favor of and for the benefit of SCP Private Equity Partners II, L.P., a Delaware limited partnership ("SCP").

     WHEREAS, SCP and ICG Holdings, Inc., a Delaware corporation ("ICG") propose to enter into a Series A Preferred Stock Purchase Agreement (the "Series A Agreement") with the Company, pursuant to which SCP and ICG (the "Investors") would agree to purchase certain securities of the Company from the Company (the "Financing");

     WHEREAS, the Company is required to obtain prior stockholder approval of the Financing and certain related matters (all as set forth in Section 5.9 of the Series A Agreement and hereinafter referred to as the "Series A Proposals") as a condition to the Financing;

     WHEREAS, in order to induce SCP to enter into the Series A Agreement and to provide certain bridge financing to the Company, the Holders are willing to agree to vote all shares of Common Stock of the Company held by them in favor of the Series A Proposals; and

     WHEREAS, in connection with the consummation of the Financing, the Holders have agreed to provide for the future voting of their shares of the Company's capital stock as set forth below;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.   Voting.
     ------

     1.1       Holder Shares.  The Holders agree to hold all shares of voting
               -------------
capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Holders after the date hereof (collectively, the "Holder Shares") subject to, and to vote the Holder Shares in accordance with, the provisions of this Agreement.

     1.2  Series A Proposals.  The Holders shall vote all Holder Shares
          ------------------
held by them in favor of the Series A Proposals.

     1.3  Election of Directors.  On all matters relating to the election
          ---------------------
of directors of the Company, the Holders shall vote all Holder Shares held by them so as to elect members of the Board of Directors of the Company as follows:

     At each election of directors of the Company, the Holders shall vote all of their respective Holder Shares so as to elect:

          (a) two (2) representatives designated by SCP (in separate classes), so long as SCP holds at least fifty percent (50%) of the Series A Preferred Stock originally issued to it pursuant to the Series A Agreement (as adjusted for stock splits, dividends and the like); and

          (b) one (1) representative designated by SCP and ICG, who shall be mutually acceptable to SCP and ICG (in a class different from the classes containing the two (2) directors selected by SCP pursuant to clause (a)), so long as SCP and ICG collectively own at least fifty percent (50%) of the Series A Preferred Stock originally issued to them pursuant to the Series A Agreement (as adjusted for stock splits, dividends and the like).

     Any vote taken to remove any director elected pursuant to this Section 1.2, or to fill any vacancy created by the removal, resignation or death of a director elected pursuant to this Section 1.2, shall also be subject to the provisions of this Section 1.2.

2.   Miscellaneous.
     -------------

     2.1  Representations and Warranties.  Each of the Holders represent and
          ------------------------------
warrant that:

          (a) such Holder now owns his or her Holder Shares, free and clear of liens and encumbrances and has not executed or delivered any proxy or entered into any other voting agreement or similar arrangement with respect to the Company's capital stock other than one which has expired or terminated prior to the date hereof; and

          (b) such Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such party, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

     2.2  No Revocation.  The voting agreements contained herein are coupled
          --------------
with an interest and may not be revoked during the term of this Agreement.

     2.3  Additional Shares.  In the event that subsequent to the date of
          -----------------
this Agreement any shares or securities are issued on, or in exchange for, any of the Holder Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Holder Shares for purposes of this Agreement.

     2.4  Successors in Interest.  The provisions of this Agreement shall
          ----------------------
not be binding upon the successors in interest of the Holders, so long as the transfer to any such successor in interest is not in violation of the restrictions on share transfers contained in any other agreement to which the transferring Holder is a party.

     2.5  Entire Agreement.  This Agreement constitutes the entire
          ----------------
agreement of the parties with respect to the subject matter described herein, and supersedes all other prior or contemporaneous agreements, whether oral or written, between the parties with respect to this subject matter.

     2.6  Governing Law.  This Agreement shall be governed in all respects
          -------------
by the laws of the Commonwealth of Pennsylvania as such laws are applied to agreements between Pennsylvania residents entered into and performed entirely in Pennsylvania.

     2.7  Amendments and Waivers.  This Agreement may be amended only by an
          ----------------------
instrument in writing signed by (i) SCP and (ii) the holders of at least a majority of the Holder Shares. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

     2.8  Attorney's Fees.  In the event that any suit or action is
          ---------------
instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or in respect of this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     2.9  Notices.  All notices and other communications required or
          -------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by telefacsimile, or otherwise delivered by hand or by a nationally-recognized overnight courier, addressed to the Holders, at the address or telefacsimile as set forth on the signature page hereof, or at such other address or telefacsimile number as the Holders shall have furnished to the Company in writing.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) in the case of personal delivery or delivery by telefacsimile, on the date of such delivery,
(ii) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     2.10  Severability.  If any provision of this Agreement is held to be
           ------------
invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     2.11  Counterparts.  This Agreement may be executed in one (1) or more
           ------------
counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Executive and Director Voting Agreement as of the date first above written.

                                   HOLDERS:
                                   -------


____________________________________         ________________________
Gordon Brooks                                William Loftus
Title: President and Chief Executive         Title:  Vice President
       Officer

____________________________________         ________________________
John Loftus                                  Maureen Ellenberger
Title: Vice President                        Title: Vice President


____________________________________         ________________________
Vijay Manwani                                Michael Mordas
Title: Vice President                        Title: Vice President


______________________________
Adam Sholley
Title: Vice President

                                   EXHIBIT A

                                    HOLDERS

Name: Gordon Brooks
Address:

Telephone:
Telefacsimile:

Name: William Loftus
Address:

Telephone:
Telefacsimile:

Name: John Loftus
Address:

Telephone:
Telefacsimile:

Name: Maureen Ellenberger
Address:

Telephone:
Telefacsimile:

Name: Vijay Manwani
Address:

Telephone:
Telefacsimile:

Name: Michael Mordas
Address:

Telephone:
Telefacsimile:

Name: Adam Sholley
Address:

Telephone:
Telefacsimile:

                                   EXHIBIT G
                                   ---------


                           BREAKAWAY SOLUTIONS, INC.


                          KEY HOLDER VOTING AGREEMENT
                          ---------------------------

          THIS KEY HOLDER VOTING AGREEMENT (the "Agreement") is made and entered into as of February __, 2001, by Frank Selldorff, Jr. (the "Key Holder"), a holder of the Common Stock of Breakaway Solutions, Inc., a Delaware corporation (the "Company") in favor of and for the benefit of SCP Private Equity Partners II, L.P., a Delaware limited partnership ("SCP") and ICG Holdings, Inc., a Delaware corporation ("ICG").

          WHEREAS, SCP and ICG, propose to enter into a Series A Preferred Stock Purchase Agreement (the "Series A Agreement") with the Company, pursuant to which SCP and ICG (the "Investors") would agree to purchase certain securities of the Company from the Company (the "Financing");

          WHEREAS, the Company is required to obtain prior stockholder approval of the Financing and certain related matters (all as set forth in Section 5.9 of the Series A Agreement and hereinafter referred to as the "Series A Proposals") as a condition to the Financing; and

          WHEREAS, in order to induce SCP and ICG to enter into the Series A Agreement and to provide certain bridge financing to the Company, the Key Holder is willing to agree to vote all shares of Common Stock of the Company held by them in favor of the Series A Proposals;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.    Series A Proposals.
      ------------------

      1.1 Key Holder.  The Key Holder shall vote all shares of voting capital
          ----------
stock of the Company registered in his respective name or beneficially owned by him as of the date hereof and any and all other securities of the Company legally or beneficially acquired by him after the date hereof (collectively, the "Key Holder Shares") in favor of the Series A Proposals.

2.    Miscellaneous.
      -------------

      2.1 Representations and Warranties.  The Key Holder represents and
          ------------------------------
warrants that:

          (a) the Key Holder now owns the Key Holder Shares, as applicable, free and clear of liens and encumbrances and has not executed or delivered any proxy or entered into any other voting agreement or similar arrangement with respect to the Company's capital stock that relates to the Series A Proposals, other than one which has expired or terminated prior to the date hereof; and

          (b) the Key Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of the Key Holder, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

      2.2 No Revocation.  The voting agreements contained herein are coupled
          -------------
with an interest and may not be revoked during the term of this Agreement.

      2.3 Additional Shares.  In the event that subsequent to the date of this
          -----------------
Agreement any shares or securities are issued on, or in exchange for, any of the Key Holder Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Key Holder Shares, as the case may be, for purposes of this Agreement.

      2.4 Entire Agreement.  This Agreement constitutes the entire agreement of
          ----------------
the Key Holder with respect to the subject matter described herein, and supersedes all other prior or contemporaneous agreements, whether oral or written, with respect to this subject matter.

      2.5 Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the Commonwealth of Pennsylvania as such laws are applied to agreements between Pennsylvania residents entered into and performed entirely in Pennsylvania.

      2.6 Amendments and Waivers.  This Agreement may be amended only by an
          ----------------------
instrument in writing signed by (i) the Company; and (ii) the Key Holder.

      2.7 Severability.  If any provision of this Agreement is held to be
          ------------
invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned has executed this Key Holder Voting Agreement as of the date first above written.

KEY HOLDER
----------



______________________________
Frank Selldorff, Jr.

                                   EXHIBIT J
                                   ---------


                           Breakaway Solutions, Inc.

                   NON-SOLICITATION, PROPRIETARY INFORMATION
                           AND INVENTIONS AGREEMENT

    In consideration of my employment or continued employment by Breakaway Solutions, Inc. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.   Nondisclosure.

     1.1 Recognition of the Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain the Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at the Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns. I have been informed and acknowledge that the unauthorized taking of the Company's trade secrets may subject me to civil and/or criminal penalties.

     1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, methods, know-how, concepts, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and
(c) information regarding the skills and compensation of other employees of the Company Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

     1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.   Assignment of Inventions.

     2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights or "moral rights" throughout the world. "Moral rights" refers to any rights to claim authorship of an Invention or to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

     2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

     2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest throughout the world in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."

     2.4 Unassigned Inventions. I recognize that this Agreement will not be deemed to require assignment of any invention that was developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company.

     2.5 Obligation to Keep the Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement.

     2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

     2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

     2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. Duty of Loyalty During Employment. I understand that my employment with the Company requires my full attention and effort. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity other than for the Company, including but not limited to employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company.

5. No Solicitation of Employees or Clients. As long as I am employed by the Company and for a period of one year after the termination of my employment for any reason, I shall not solicit, induce to resign, attempt to hire, or hire any employee of the Company (or any of its subsidiaries) (or anyone who was an employee of the Company (or any of its subsidiaries) during the period beginning six months prior to my termination of employment with the Company), or assist in such hiring by any other person or business entity or encourage any such employee to terminate his or her employment with the Company (or any of its subsidiaries).

As long as I am employed by the Company, and for a period of one year after the termination of my employment for any reason, I shall not either directly or indirectly (i) solicit, divert or attempt to divert from the Company (or any of its subsidiaries) to myself or to any other person or business entity the business or patronage of any of the clients or customers of the Company (hereinafter referred to as "Clients"), prospective Clients or business partners of the Company (or any of its subsidiaries) that were served or solicited by me while I was employed by the Company; or (ii) provide services, whether on my own behalf or as an owner, manager, consultant, partner, joint venturer, stockholder, employee, broker, agent, principle, trustee, business alliance partner, corporate officer, director, or licensor of any other person or business entity, to any of the Clients, prospective Clients or business partners of the Company (or any of its subsidiaries) that were served or solicited by me while I was employed by the Company. I agree to inform the Company of any activities that violate or may violate the terms of this Section. In the event that I breach any of the terms of this Section, the prohibitions set forth in this Section will remain in effect for one year from the discovery of such breach by an officer of the Company.

6.   General Provisions.

     6.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the Commonwealth of Massachusetts, as such laws are applied to agreements entered into and to be performed entirely within Massachusetts between Massachusetts residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts for Massachusetts in any lawsuit filed there against me by the Company arising from or related to this Agreement.

     6.2 Severability. In case any one or more of the provisions, subsections, or sentences contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Moreover, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     6.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     6.4 Survival. The provisions of this Agreement shall survive the termination of this Agreement or of my employment (regardless of the manner of or the reasons for the termination of my employment, and regardless of whether such termination constitutes a breach of any other agreement I may have with the Company) and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     6.5 Relief. I acknowledge that money damages alone will not adequately compensate the Company for any breach or threatened breach of this Agreement, and I agree the Company shall be entitled to injunctive relief in addition to all other remedies available to the Company.

     6.6 Obligation to Cooperate. I will, at any time during my employment, or after it terminates, on request of the Company, execute all documents and perform all lawful acts which the Company considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement.

     6.7 Return of Property. At any time on request of the Company, I shall return promptly all documents and other property belonging to the Company or its Clients or business partners.

     6.8 Employment At-Will. I agree and understand that I am employed at-will, and that nothing in this Agreement shall change this at-will status or confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     6.9 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     6.10 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

     This Agreement shall be effective as of the first day of my employment with the Company, namely: ________, _____.

     I have read this agreement carefully and understand its terms. I have completely filled out Exhibit A to this Agreement.

Dated:  ________________


_____________________________________________________
(Signature)

X employee

Accepted and Agreed To:

Breakaway Solutions, Inc.

By:__________________________________________________

Title:  Chief Operating Officer

2 Seaport Lane
-----------------------------------------------------

Boston, MA 02110
-----------------------------------------------------

Dated:   August 24, 2000

                                   Exhibit A

                              Previous Inventions


TO:     Breakaway Solutions, Inc.

FROM:   _________________________

DATE:   _________________________

SUBJECT:  Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Breakaway Solutions, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:


     [_]  No inventions or improvements.

     [_]  See below:


          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________


[_]  Additional sheets attached.

1. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

     Invention or Improvement    Party(ies)           Relationship

1.   ________________________  ________________  _______________________________

2.   ________________________  ________________  _______________________________

3.   ________________________  ________________  _______________________________

[_]  Additional sheets attached.

                                   EXHIBIT K
                                   ---------

                           Non-Competition Agreement
                           -------------------------

          In consideration of my receipt of employee stock options to purchase shares of the common stock of Breakaway Solutions, Inc., a Delaware corporation (the "Company"), I, _____________________________________________________, agree
as follows:                             (NAME PRINTED)


          1.   Non-Competition.  As long as I am employed by the Company and for
               ---------------
a period of one year after the termination of my employment for any reason, I will not compete with the Company directly or indirectly, as owner, manager, consultant, partner, joint venturer, stockholder, employee, broker, agent, principle, trustee, business alliance partner, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in providing Internet professional services and application hosting or any other material business being conducted by the Company in any geographic area where, at the time of the termination of my employment, the business of the Company was being conducted in a material respect; provided, however, that I may own any securities of any corporation which is engaged in any such business and is publicly owned and traded but in an amount not to exceed at any one time 1% of any class of stock or securities of such corporation. The terms of this Paragraph shall survive termination of this Agreement.

          2.   Employment.  This Agreement is not an agreement of employment for
               ----------
any term and shall not affect my employment status with the Company, whether "at will" or otherwise. This Agreement is subject to termination by either the Company or me at any time, with or without cause. Neither my termination, nor any changes in my duties, responsibilities or compensation will affect the enforceability of this Agreement.

          3.   Employee's Obligation to Cooperate.  I will, at any time during
               ----------------------------------
my employment, or after it terminates, on request of the Company, execute all documents and perform all lawful acts which the Company considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement. The terms of this Paragraph shall survive the termination of this Agreement.

          4.   Miscellaneous Provisions.  This Agreement contains the entire and
               ------------------------
only agreement between the Company and me respecting the subject matter hereof, and no amendment or waiver of any provision of this Agreement shall be binding unless made in writing and signed by an authorized officer of the Company. To the extent that the provisions of this Agreement are in conflict with provisions of any other agreement I may have regarding my employment with the Company, the provisions of this Agreement shall supercede such other provisions. Failure by the Company to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver thereof. My obligations under this Agreement shall survive the termination of my employment with the Company regardless of the manner of or reasons for such termination, and regardless of whether such termination constitutes a breach of any other agreement I may have with the Company. I acknowledge that money damages alone will not adequately compensate the Company for any breach or threatened breach, and I agree the Company shall be entitled to injunctive relief in addition to all other remedies available to the Company. In the event that any provision of this Agreement shall be determined to be unenforceable by any court of competent jurisdiction, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws, and shall be deemed to be effective as of the first day of my employment by the Company. The Employee hereby consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts to enforce the provisions of this Agreement.


          I ACKNOWLEDGE THAT, BEFORE PLACING MY SIGNATURE HEREUNDER, I HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT. BY PLACING MY SIGNATURE HEREUNDER, I AGREE TO ALL OF THE PROVISIONS OF THIS AGREEMENT. I ACKNOWLEDGE THAT I HAVE THIS DAY RECEIVED A COPY OF THIS AGREEMENT.

          The terms of this Paragraph shall survive the termination of this Agreement.

          IN WITNESS WHEREOF, I have executed this Agreement as a sealed instrument on this _____ day of ______________, 2001.


WITNESS:


_________________________________
Print name:



_________________________________ [Seal]
Employee's Signature


_________________________________
Printed Name of Employee

                                   EXHIBIT L
                                   ---------


                           BREAKAWAY SOLUTIONS, INC.


                            KEY EMPLOYEE CERTIFICATE
                            ------------------------


     The undersigned, an employee of Breakaway Solutions, Inc., a Delaware corporation (the "Company"), does hereby certify as follows:

     1. The undersigned has read the Series A Preferred Stock Purchase Agreement among the Company, SCP Private Equity Partners II, L.P. ("SCP"), and ICG Holdings, Inc. ("ICG") (SCP and ICG are collectively referred to as the "Investors") in the form attached hereto as Exhibit A (the "Series A Agreement"), pursuant to which the Investors propose to purchase from the Company shares of the Company's Series A Preferred Stock and warrants to purchase the Company's common stock. This Certificate is made by the undersigned in order to induce the Investors to enter into and perform the obligations under the Agreement.

     2. Neither the Series A Agreement, if executed by the parties, nor the consummation of the transactions contemplated therein will constitute a change of control of the Company that would result in (i) any grant, vesting or issuance of the Company's securities; or (ii) any acceleration of any such grant, vesting or issuance; or (iii) any payment to the undersigned, in all such cases, pursuant to any agreement between the undersigned and the Company that is in effect as of the date of this Key Employee Certificate.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has executed this Key Employee Certificate this ___ day of February 2001.


                                By:  ____________________________
                                     Name:
                                     Title

                                   EXHIBIT M
                                   ---------


                           BREAKAWAY SOLUTIONS, INC.

                               LOCK-UP AGREEMENT
                               -----------------

     In connection with the proposed issuance and sale of securities of Breakaway Solutions, Inc., a Delaware corporation (the "Company") to SCP Private Equity Partners II, L.P. ("SCP") and ICG Holdings, Inc. pursuant to the Series A Preferred Stock Purchase Agreement (the "Series A Agreement") of even date herewith, and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agrees as follows:

     1. The undersigned shall not, directly or indirectly, without the prior written consent of SCP, sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a "Disposition") any shares of the Company's common stock ("Common Stock") or any securities convertible or exchangeable for, or any rights to purchase or acquire, Common Stock (i) now held by the undersigned, (ii) acquired by the undersigned after the date hereof, or (iii) which may be deemed to be beneficially owned by the undersigned pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Lock-Up Shares"), for a period commencing the date hereof and ending on February 28, 2003 (the "Lock-Up Period"). The foregoing restriction precludes the holder of the Lock-Up Shares from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of the Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any of the Lock-Up Shares or with respect to any security (other than broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Lock-Up Shares.

     2. Notwithstanding paragraph 1 herein, the undersigned may transfer (i) up to 5% of the Lock-Up Shares in each year of the Lock-Up Period, provided that no more than 1 1/4% of the Lock-Up Shares may be sold in any 90 day period; or
(ii) any or all of the Lock-Up Shares as a bona fide gift or gifts; provided however, that for any transfer pursuant to this clause (ii), it shall be a condition to such transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Lock-Up Shares subject to the provisions of this Lock-Up Agreement. The transferor shall notify SCP in writing prior to the transfer and there shall be no further transfer of the Lock-Up Shares except in accordance with this Lock-Up Agreement.

     3. The Company's transfer agent may enter stop transfer instructions against the transfer of any of the Lock-Up Shares during the Lock-Up Period.

     IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement this ___ day of February 2001.

                                 By:  ____________________________
                                      Name:
                                      Title:

                                   EXHIBIT N
                                   ---------


                           BREAKAWAY SOLUTIONS, INC.


                             COMPLIANCE CERTIFICATE
                             ----------------------


     Pursuant to Section 5.11 of the Series A Preferred Stock Purchase Agreement dated as of February __, 2001 (the "Agreement"), among Breakaway Solutions, Inc., a Delaware corporation (the "Company"), SCP Private Equity Partners II, L.P., a Delaware limited partnership ("SCP") and ICG Holdings, Inc., a Delaware corporation ("ICG") (SCP and ICG are collectively referred to as the "Purchasers"), Gordon Brooks certifies as of _________ __, 2001, that he is the duly elected and acting President of the Company, and further certifies on behalf of the Company that: (i) except as set forth on the Schedule of Exceptions delivered to the Purchasers pursuant to the Agreement, the representations and warranties made by the Company in Section 3 of the Agreement are true and correct in all material respects as of the date hereof as if originally made on the date hereof; (ii) that all obligations and conditions contained in the Agreement to be performed or complied with by the Company on or prior to the Closing (as defined in the Agreement) have been so performed or complied with; (iii) that the Company has fulfilled the conditions specified in Sections 5.1 to 5.10 of the Agreement; and (iv) that since the date of the Agreement, there has been no adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company which was not anticipated and provided for in the Plan (as defined in the Agreement).


     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as the President of the Company as of the date first set forth above.


                                    By:  ____________________________
                                         Gordon Brooks
                                         President

                                   EXHIBIT O
                                   ---------


     On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that (Capitalized terms not otherwise defined herein are used herein as defined in the Agreement):

     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in the Commonwealth of Massachusetts.

     2. The Company has all requisite corporate power and authority to (a) own and operate its properties and assets; (b) execute and deliver the Agreement and the Investor Rights Agreement; (c) issue and sell the Initial Preferred Stock, the Option Preferred Stock, the Warrants, the Warrant Stock, and the Conversion Stock; (c) issue the Dividend Stock; and (d) carry out the provisions of the Agreement, the Investor Rights Agreement and the Certificate.

     3. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreement and the Investor Rights Agreement, the performance of all obligations of the Company thereunder, the Certificate and the concurrent amendment of the Company's Certificate of Incorporation to include the provisions of the Certificate, the authorization, sale, issuance and delivery of the Warrants, the authorization, sale, issuance and delivery of the Initial Preferred Stock, the Option Preferred Stock, the Warrant Stock and the Conversion Stock, and the authorization, issuance and delivery of the Dividend Stock, has been taken. The Agreement and the Investor Rights Agreement constitute valid and binding obligations of the Company enforceable in accordance with their terms.

     4. The Company's authorized capital stock consists of (a) ___________ shares of Common Stock, of which ___________ shares are issued and outstanding; and (b) 5,000,000 shares of Preferred Stock, of which ____________ shares have been designated Series A Preferred Stock, of which (excluding the shares to be issued or reserved at the Closing) no shares are issued and outstanding. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The rights, preferences and privileges of the Series A Preferred Stock are as stated in the Certificate. The Initial Preferred Stock, the Option Preferred Stock, the Warrant Stock and the Conversion Stock have been duly authorized and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement shall be validly issued, fully paid and nonassessable. The Dividend Stock issuable pursuant to the Certificate has been duly authorized, and upon issuance and delivery in accordance with the terms of the Certificate, shall be validly issued, fully paid and nonassessable. There are no options or warrants presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than as set forth in the Schedule of Exceptions to the Agreement.

     5. The execution, delivery and performance of and compliance with the Agreement and the Investor Rights Agreement by the Company, and the issuance of the Initial Preferred Stock, the Option Preferred Stock, the Warrant Stock, the Conversion Stock and the Dividend Stock pursuant thereto do not constitute a violation of, or conflict with, or constitute a default under, the Company's Third Amended and Restated Certificate of Incorporation or its Amended and Restated By-Laws or any of its material agreements set forth on Schedule ___ to this opinion.

     6. Except with respect to any filings that must be made after the Closing, all governmental orders, permissions, consents, approvals or authorizations required to be obtained and registrations or declarations required to be filed in connection with the execution and delivery of this Agreement or the Investor Rights Agreement, and the offer, sale or issuance of the Initial Preferred Stock, the Option Preferred Stock, the Warrants, the Dividend Stock, the Warrant Stock or the Conversion Stock, have been duly and validly obtained or filed.

     7. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 of the Agreement, the offer, sale and issuance of the Initial Preferred Stock, the Option Preferred Stock, the Warrants, the Warrant Stock and the Conversion Stock are exempt from the registration requirements of the Securities Act.

     8. To our knowledge, except as set forth in the Schedule of Exceptions to the Agreement, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency.

                                   EXHIBIT P
                                   ---------


                          Internet Capital Group, Inc.
                           800 The Safeguard Building
                              435 Devon Park Drive
                                Wayne, PA 19087

                              ____________, 2001


Breakaway Solutions, Inc.
3 Clock Tower Place, 4/th/ Floor
Maynard, MA 01754
Attention:  ___________

               Re: That certain Series A Preferred Stock Purchase Agreement, dated as of February ___, 2001, by and among Breakaway Solutions, Inc., SCP Private Equity Partners II, L.P., and ICG Holdings, Inc., and that certain Investor Rights Agreement, by and among Breakaway Solutions, Inc., SCP Private Equity Partners II, L.P., and ICG Holdings, Inc., dated as of the date hereof (the foregoing documents referred to hereinafter collectively as the "Investment Agreements")

Dear Mr. _______:

          Internet Capital Group, Inc. ("ICG") is a party to a certain credit agreement dated as of April 30, 1999, as amended or supplemented to date (the "Credit Agreement"), among ICG and its subsidiary, Internet Capital Group Operations, Inc., as borrowers under the Credit Agreement, PNC Bank, National Association as Agent for the Banks ("Agent") and the banks named therein (the "Banks"). As used herein, the term "ICG" shall refer to Internet Capital Group, Inc. and/or one or more of its affiliates, including ICG Holdings, Inc., as appropriate.

          In connection with the Credit Agreement, ICG is required to (i) make a pledge of the securities ICG owns or may hereafter acquire (the "Securities") in Breakaway Securities, Inc. (the "Company"), and (ii) collaterally assign ICG's rights under the Investment Agreements, each to the Agent, for the benefit of the Banks.

          Please evidence the Company's (1) consent to ICG's pledge of the Securities; (2) waiver of any requirements in the Investment Agreements that ICG obtain and/or deliver any of the following: (A) an opinion of counsel with respect to such pledge, (B) the consent of the Company prior to the pledge of the Securities to the Agent for the benefit of the Banks, and (C) a notice to the Company relating to the pledge of the Securities; and (3) consent to the collateral

Breakaway Solutions, Inc
_______________, 2001
Page 2

assignment to the Agent for the benefit of the Banks of any rights relating to registration, first refusal, co-sale, tag-along, drag-along or similar rights that may have been granted to ICG under the Investment Agreements (the foregoing matters referred to in clauses 1, 2 and 3 are hereinafter referred to collectively as the "Company Consent"). In the event that ICG seeks to pledge the Securities to any other lender under materially different pledge terms, the consent of the Board of Directors of the Company shall be required.

          Please be advised that the Agent, on behalf of the Banks, has acknowledged to and agreed with ICG, in the event that the Agent and/or the Banks foreclose upon or dispose of the Securities pledged as collateral under the Credit Agreement, to be subject to and bound by the restrictions and limitations on transfer of such pledged Securities as are set forth in the Investment Agreements to the same extent that ICG is so bound; provided,
                                                               --------
however, that in no event shall the Agent or Banks be obligated under the
-------
Investment Agreements or otherwise to provide any additional financing for or make any additional investments thereunder.

     Please be advised that in connection with ICG's ownership of the Securities, ICG will require the Company to deliver the following:

          (1) For the fiscal year immediately preceding ICG's acquisition of the Company's Securities, historical audited annual consolidated financial statements;

          (2) For all periods subsequent to ICG's acquisition of the Securities, unaudited quarterly consolidated financial statements consisting of, at a minimum, a balance sheet, an income statement, statement of shareholders' equity and a statement of cash flows, which the Company will deliver to ICG no later than 30 days after the end of each of the Company's first, second and third fiscal quarters;

          (3) Upon written request by ICG, audited (by a Big Five accounting firm) annual consolidated financial statements for the most recent fiscal year, which the Company will deliver to ICG no later than 75 days after the end of the Company's fiscal year, and for such other prior fiscal years as ICG may reasonably require; and

          (4) Such other information as ICG may from time to time reasonably request.

     In addition, so long as ICG or any of its affiliates beneficially own any of the Securities, the Company will provide ICG with such assistance and cooperation, as ICG may, from time to time, reasonably request in making any governmental filings or obtaining any governmental approvals in connection with ICG's or its affiliates' ownership of Securities or conversion from non-voting to voting Securities (including, without limitation, making any filings required to be made by the Company or by ICG or its affiliates under any applicable federal or state laws or regulations).

Breakaway Solutions, Inc.
_________, 2001
Page 3



     Thank you for your cooperation in these matters. Please sign where indicated below.

Very truly yours,

INTERNET CAPITAL GROUP, INC.

By:  ______________________________
     Name:  _______________________
     Title:  ______________________

AGREED TO and ACKNOWLEDGED BY:

BREAKAWAY SOLUTIONS, INC.

By:  ______________________________
     Name:  _______________________
     Title:  ______________________

Date: _____________________________

ACKNOWLEDGED BY:

SCP PRIVATE EQUITY PARTNERS II, L.P.
BY:  SCP PRIVATE EQUITY II GENERAL PARTNER, L.P.,
       its General Partner
     BY:  SCP PRIVATE EQUITY II, LLC, its Manager

           By: _______________________________
               Name:  ________________________
               Title: ________________________
               Date: _________________________